Filed Pursuant to Rule 424(b)(2)

Registration No. 333-155742

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	50,000	$29.28	$1,463,750	$81.68	(2)

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended, the Registrant common stock offered hereby shall be deemed to cover additional securities to be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

The filing fee of $81.68 is calculated in accordance with Rules 457(c) and 457(r) of the Securities Act of 1933, as amended, based on the high and low prices of the registrant’s common stock on September 11, 2009.

Prospectus Supplement

(To Prospectus dated November 26, 2008)

50,000 Shares

Common Stock

This prospectus supplement relates to the issuance of up to an aggregate of 50,000 shares (the “Shares”) of our common stock, par value $.01 per share (“Common Stock”), that we may issue to holders of:

(1)          common units (“OP Units”) of limited partnership interest in The Macerich Partnership, L.P., our operating partnership (the “Operating Partnership”), issued upon conversion of series D preferred units of limited partnership interest in the Operating Partnership (“Series D Preferred Units”), upon tender of those OP Units for redemption;

(2)   common units (“MACWH Units”) of limited partnership interest in MACWH, LP, a Delaware limited partnership (“MACWH”), outstanding as of the date of this prospectus supplement, and those MACWH Units that may be issued in the future upon conversion of the Class A Convertible Preferred Units (“MACWH CPUs”) of limited partnership interest in MACWH, upon tender of those MACWH Units for redemption. Walleye Retail Investments LLC, the general partner of MACWH, is a wholly owned indirect subsidiary of the Operating Partnership; and

(3)  MACWH CPUs, upon tender of those MACWH CPUs for redemption.

The Shares represent additional shares of Common Stock that may be issued as a result of adjustments made to the conversion ratio or factor of the Series D Preferred Units, the MACWH Units and the MACWH CPUs in connection with the dividend and distribution payable to our stockholders and OP Unit holders of record as of August 12, 2009 (the “Record Date”).

The registration of the Shares covered by this prospectus supplement does not necessarily mean that any of the holders of OP Units, Series D Preferred Units, MACWH Units and MACWH CPUs will exercise their conversion and/or redemption rights, as applicable, or that upon any such redemption we will elect, in our sole and absolute discretion, to redeem some or all of the OP Units, MACWH Units and MACWH CPUs by issuing some or all of the Shares instead of paying the applicable redemption price in cash.

We will receive no cash proceeds from any issuance of the Shares covered by this prospectus supplement, but we will acquire additional OP Units, MACWH Units and MACWH CPUs in exchange for any such issuances. We will pay all registration expenses.

Our Common Stock trades on the New York Stock Exchange under the symbol “MAC.” On September 14, 2009, the closing sale price of our Common Stock was $31.01 per share.

Investing in our Common Stock involves risks. See the “Risk Factors” section of this prospectus supplement beginning on page S-3.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 18, 2009.

This document consists of two parts. The first part is this prospectus supplement, which relates to the possible issuance of the Shares upon redemption of OP Units, MACWH Units and MACWH CPUs and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to any potential redemption of OP Units, MACWH Units and MACWH CPUs. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. The offering of the Shares may be restricted by law in certain non-U.S. jurisdictions. This prospectus supplement is not an offer to sell nor does it seek an offer to buy any Shares in any jurisdiction where the offer or sale is not permitted.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. It may not contain all of the information that is important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement before deciding whether to invest in the Shares.

Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus supplement to the terms “we,” “us,” “our” and “our Company” refer to The Macerich Company, which we refer to as “Macerich,” together with its subsidiaries, including The Macerich Partnership, L.P., which we refer to as our “Operating Partnership.”

Our Company

We are involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community shopping centers located throughout the United States. As of June 30, 2009, the Operating Partnership owned or had an ownership interest in 72 regional shopping centers and 20 community shopping centers totaling approximately 76 million square feet of gross leasable area.

We are a self-administered and self-managed real estate investment trust, or REIT, and conduct all of our operations through the Operating Partnership and our management companies.

We were organized as a Maryland corporation in September 1993.  Our principal executive offices are located at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401.  Our telephone number is (310) 394-6000.

The Offering

Securities offered           Up to 50,000 shares of our Common Stock that may be issued from time to time if, and to the extent that, the holders of (1) OP Units issued upon conversion of Series D Preferred Units, (2) MACWH Units and/or (3) MACWH CPUs, present such units for redemption, and we exercise our right to issue shares of our Common Stock to them instead of paying a cash amount.

On July 31, 2009, we announced that our Board of Directors declared a dividend of $0.60 per share of our Common Stock (the “Dividend”) that is expected to be paid on September 21, 2009 in a combination of cash and shares of our Common Stock, at the election of the stockholder, subject to a limitation that the aggregate amount of cash payable to holders of our Common Stock would not exceed 10% of the aggregate amount of the dividend, or $0.06 per share.  We expect to issue approximately 1.5 million shares of our Common Stock to stockholders in connection with the Dividend.

We determined that, in connection with the Dividend, the Operating Partnership would make a comparable distribution of $0.60 per OP Unit and per long term incentive plan unit of limited partnership in the Operating Partnership (the “Distribution”) to unitholders of record as of the close of business on the Record Date.  The Distribution is expected to be made on September 21, 2009. Each unitholder will receive 10% of the Distribution in cash and had the option to receive the remaining 90% of the Distribution in either (1) shares of our Common Stock or (2) OP Units (with one OP Unit being valued for this purpose the same as one share of Common Stock).  The Operating Partnership expects to issue approximately 69,000 OP Units in connection with the Distribution and we expect to issue approximately 156,000 shares of our Common Stock in connection with the Distribution to those unitholders who elected to receive Common Stock instead of additional OP Units.

In accordance with the terms of the Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended (the “Operating Partnership Agreement”), the conversion ratio of the Series D Preferred Units shall be adjusted, effective as of the Record Date, so that the holder of any Series D Preferred Unit thereafter surrendered for conversion shall be entitled to receive the number of OP Units that such holder would have owned after the payment of the Distribution had such Series D Preferred Units been converted into OP Units immediately prior to the Record Date.

In accordance with the 2005 Amended and Restated Agreement of Limited Partnership of MACWH (the “MACWH Agreement”), the conversion factor for MACWH Units and MACWH CPUs shall be adjusted in accordance with the MACWH Agreement, effective as of the Record Date, to reflect the number of shares of our Common Stock issued in connection with the Dividend to our stockholders.

The issuance, prior to any conversion ratio or factor adjustments, of Common Stock to holders of OP Units (issued upon conversion of Series D Preferred Units), MACWH Units and MACWH CPUs upon tender of those units for redemption was previously registered by us. This prospectus supplement registers the maximum number of additional shares of our Common Stock that we may issue as a result of adjustments made to the conversion ratio or factor of the Series D Preferred Units, the MACWH Units and the MACWH CPUs described above in connection with the Dividend and Distribution.

Use of proceeds                                      We will receive no cash proceeds from any issuance of the Shares covered by this prospectus supplement, but we will acquire additional OP Units, MACWH Units and MACWH CPUs, in exchange for any such issuances. We will pay all registration expenses.

New York Stock             “MAC”

Exchange symbol

Risk factors                                                             Before investing in the Shares, you should carefully read and consider the information set forth in “Risk Factors” beginning on page S-3 of this prospectus supplement and all other information appearing elsewhere and in the documents incorporated herein by reference.

RISK FACTORS

In addition to other information contained in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described in the documents incorporated by reference in this prospectus supplement before making an investment decision. The risks described in those documents are not the only risks facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of the Shares could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) Macerich’s Annual Report on Form 10-K for the year ended December 31, 2008, (ii) Macerich’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 and (iii) documents Macerich files with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement.

REDEMPTION OF OP UNITS, MACWH UNITS AND MACWH CPUS

Prior to the Distribution, holders of Series D Preferred Units had the right to convert all or a portion of their Series D Preferred Units into OP Units, at a conversion rate of 1.02701 OP Units per Series D Preferred Units.  As a result of the Distribution effective as of the Record Date, the Series D Preferred Units have the right to convert all or a portion of their Series D Preferred Units into OP Units, at a conversion rate of 1.04646 OP Units per Series D Preferred Units.

Subject to the limitations set forth in the Operating Partnership Agreement, holders of OP Units will have the right to redeem their OP Units in whole or in part for an equal number of shares of Common Stock, subject to adjustment in the event of certain dilutive or other capital events. A holder of OP Units may generally not exercise the redemption right for less than two thousand (2,000) OP Units or, if such holder holds less than two thousand (2,000) OP Units, all of the OP Units held by such holder. We have the right to pay holders of OP Units an amount of cash equal to the value of the Common Stock otherwise issuable to such holders upon tender of their OP Units, as determined in accordance with the Operating Partnership Agreement, instead of issuing Common Stock to such holders.

Subject to the limitations set forth in the Operating Partnership Agreement, holders of Series D Preferred Units also have the right to redeem their Series D Preferred Units in whole or in part for an equal number of shares of series D preferred stock in the Company (“Series D Preferred Stock”), subject to adjustment in the event of certain dilutive or other capital events. We have the right to pay holders of Series D Preferred Units $36.55 plus accrued and unpaid dividends with respect to each Series D Preferred Unit tendered for redemption instead of issuing Series D Preferred Stock to the holders.

OP Unit Redemption Procedures

A holder of OP Units may exercise the right to redeem OP Units by providing to us an appropriate notice, as described in the Operating Partnership Agreement. A holder of OP Units may also be required to furnish certain other certificates and forms. The Operating Partnership Agreement establishes certain limitations on the right to redeem OP Units.

Once we receive a notice of redemption with respect to OP Units, we will determine whether to redeem the tendered OP Units for cash or shares of our Common Stock.

When a holder of OP Units redeems OP Units, the holder’s right to receive distributions on the OP Units so redeemed will cease for all periods thereafter. No redemption can occur if delivery of OP Units on the specified date to the holder seeking redemption would be prohibited under our charter, the Operating Partnership Agreement or applicable federal or state securities laws.

Registration Rights

We have filed this prospectus supplement under registration statement File No. 333-155742, dated November 26, 2008, and registration statement File No. 333-107063, dated July 15, 2003 (collectively, the “Registration Statements”), pursuant to our obligations in conjunction with certain agreements entered into in connection with the acquisition of Westcor Realty Limited Partnership and its affiliated companies. Under these agreements, we are obligated to use our reasonable best efforts to keep the Registration Statements continuously effective until all holders have tendered for redemption their outstanding Series D Preferred Units and any OP Units issued upon conversion of Series D Preferred Units. We have no obligation under these agreements to retain any underwriter to effect the sale of the shares covered thereby, and the Registration Statements are not available for use for an underwritten public offering of such shares.

We have the right under these agreements to suspend sales under the Registration Statements for a period of not more than 105 days during any one-year period ending on December 31. To exercise this right, we must furnish to you a certificate signed by our executive officer or any director certifying that, in our good faith judgment, it would be detrimental to us or our stockholders to amend the Registration Statements at that time (or to continue sales under a filed registration statement). We also have the right to require such holders not to make any public sale of our Common Stock during the 15-day period prior to, and during the 90-day period beginning on, the date of pricing of any registered offering of our securities.

Pursuant to these agreements, we agreed to pay all expenses of effecting the registration of securities covered by this prospectus supplement (other than underwriting discounts, selling commissions and stock transfer taxes, if any).

Holders of MACWH Units and MACWH CPUs

Prior to the Dividend, a holder of MACWH Units could require MACWH to redeem all or a portion of the holder’s MACWH Units at a cash redemption price per MACWH Unit equal to the 10-day average trading price of a share of our Common Stock multiplied by a conversion factor (the “Conversion Factor”) equal to 1.02701 (1) (subject to equitable adjustment for customary charges in capitalization) plus an amount equal to certain unpaid distributions, if any.  As a result of the Dividend, the Conversion Factor was adjusted effective as of the Record Date to 1.04645.  As an alternative to paying the redemption price in cash, we may elect, in our sole discretion, to purchase MACWH Units offered for redemption by issuing a number of shares of our Common Stock equal to the number of MACWH Units offered for redemption multiplied by the Conversion Factor.

Prior to the Dividend, holders of MACWH CPUs could require MACWH to redeem all or a portion of such MACWH CPUs at a cash redemption price per MACWH CPU equal to the 10-day average trading price of an equal number of shares of our Common Stock (subject to equitable adjustment for customary changes in capitalization) multiplied by (i) the conversion rate of approximately 0.83333 between the MACWH CPUs and MACWH Units (the “Conversion Rate”) and as then multiplied by (ii) the Conversion Factor and plus an amount equal to certain unpaid distributions, if any, attributable to the MACWH CPUs, and plus a pro-rated amount attributable to distributions on such MACWH CPUs for the most recent quarter end. The Dividend did not require an adjustment to the Conversion Rate. As a result of the Dividend, the Conversion Factor was adjusted effective as of the Record Date to 1.04645.  As an alternative to paying the redemption price in cash, we may elect, in our sole discretion, to purchase MACWH CPUs offered for redemption by issuing a number of shares of our Common Stock equal to the number of MACWH CPUs offered for redemption multiplied by an approximate 0.87204 exchange rate (i.e., approximately 0.87204 share of our Common Stock for each MACWH CPU redeemed).

If we elect to purchase the MACWH Units or MACWH CPUs offered for redemption, we must notify the redeeming holder within a fixed time period that MACWH will not be obligated to satisfy the redemption right of the redeeming holder and, for tax purposes, we will treat the transaction between us and the redeeming holder as a sale by the redeeming holder.  A holder may not exercise the redemption right for less than one thousand (1,000) MACWH Units or MACWH CPUs or, if such holder holds less than one thousand (1,000) MACWH Units or MACWH CPUs, all of the MACWH Units or MACWH CPUs held by such holder.  The redeeming holder shall have no right, with respect to any MACWH Units or MACWH CPUs so redeemed, to receive any distributions paid on or after the specified redemption date (unless MACWH or, if applicable, Macerich shall have failed to redeem or purchase such MACWH Units or MACWH CPUs as of such time). See also “Description of MACWH Units and MACWH CPUs—Redemption and Conversion” for other special redemption rights and limitations.

Redemption Procedures

A holder may exercise the right to redeem MACWH Units or MACWH CPUs by providing to MACWH and us an appropriate notice, as described in the MACWH Agreement. A holder may also be required to furnish certain other certificates and forms. The MACWH Agreement establishes some limitations on the right to redeem MACWH Units and MACWH CPUs. See “Description of MACWH Units and MACWH CPUs—Redemption and Conversion.”

Once we receive a notice of redemption with respect to MACWH Units or MACWH CPUs, we will determine whether to redeem the tendered MACWH Units or MACWH CPUs for cash or for shares of Common Stock or whether MACWH will redeem the tendered MACWH Units or MACWH CPUs. Any shares of Common Stock that we issue will be validly issued, fully paid and nonassessable.

When a holder redeems MACWH Units or MACWH CPUs, the holder’s right to receive distributions on the MACWH Units or MACWH CPUs so redeemed will cease for all periods thereafter. No redemption can occur if delivery of MACWH Units or MACWH CPUs on the specified date to the holder seeking redemption would be prohibited under the charter, the MACWH Agreement or applicable federal or state securities laws.

Registration Rights

We have filed this prospectus supplement and the prospectus supplement dated November 26, 2008 under the registration statement File No. 333-155742, dated November 26, 2008 (the “Registration Statement”), pursuant to our obligations under a registration rights agreement entered into with various persons on April 25, 2005 in connection with our acquisition of Wilmorite Properties, Inc. and Wilmorite Holdings, L.P.  Under the registration rights agreement, we are obligated to use our reasonable best efforts to keep the Registration Statement continuously effective until all holders have tendered for redemption their outstanding MACWH Units or MACWH CPUs. We have no obligation under the Registration Rights Agreement to retain any underwriter to effect the sale of the shares covered thereby, and the Registration Statement is not available for use for an underwritten public offering of such shares.

We have the right under the registration rights agreement to defer the updating of the Registration Statement of which this prospectus supplement and accompanying prospectus is a part, or suspend sales under the Registration Statement for a period of not more than 105 days during any one-year period ending on December 31. To exercise this right, we must furnish to the related holders of MACWH Units or MACWH CPUs a certificate signed by one of our executive officers or any of our directors certifying that, in our good faith judgment, it would be detrimental to us or our stockholders to amend the Registration Statement at that time or to continue sales under the Registration Statement, and, therefore, we have elected to defer the amendment of the Registration Statement or suspend sales under the Registration Statement of which this prospectus supplement and accompanying prospectus is a part. We also have the right to require such holders not to make any public sale of our Common Stock during the 15-day period prior to, and during the 90-day period beginning on, the date of pricing of any registered offering of our securities.

Pursuant to the registration rights agreement, we agreed to pay all expenses of effecting the registration of securities covered by this prospectus supplement (other than underwriting discounts, selling commissions and stock transfer taxes, if any).

DESCRIPTION OF SERIES D PREFERRED UNITS AND OP UNITS

The material terms of the Series D Preferred Units and OP Units, including a summary of certain provisions of the Operating Partnership Agreement, as in effect as of the date of this prospectus supplement, are set forth below. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of Delaware law and the Operating Partnership Agreement. For a comparison of the voting and other rights of holders of OP Units and our stockholders, see “Comparison of Ownership of OP Units and our Shares.”

Series D Preferred Units

Rank

The Series D Preferred Units rank, with respect to the payment of distributions and the distribution of amounts upon voluntary or involuntary liquidation, dissolution or winding-up of the Operating Partnership, as follows:

•                  senior to all classes or series of OP Units and to all other units of limited partnership interest in the Operating Partnership (the “Units”), the terms of which provide that they will rank junior to the Series D Preferred Units;

•                  on parity with each series of preferred Units issued by the Operating Partnership that does not expressly provide that it ranks junior or senior in right of payment to the Series D Preferred Units with respect to payment of distributions or amounts upon liquidation, dissolution or winding-up; and

•                  junior to any class or series of Units issued by the Operating Partnership that ranks senior to the Series D Preferred Units in accordance with the Operating Partnership Agreement.

Voting Rights

The Operating Partnership may not, without the affirmative consent of the holders of at least a majority of the Series D Preferred Units outstanding at the time:

•                  authorize, create, issue or increase the authorized or issued amount of, any class or series of partnership interests in the Operating Partnership ranking prior to the Series D Preferred Units with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up of the Operating Partnership or reclassify any OP Units into such partnership interests, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such partnership interests; or

•                  amend, alter or repeal the provisions of the Operating Partnership Agreement, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Units or the holders thereof.

Certain events are described in the Operating Partnership Agreement that are deemed not to materially and adversely affect any such right, preference, privilege or voting power or otherwise require the vote or consent of the holders of the Series D Preferred Units. Each Series D Preferred Unit will have one vote for the foregoing purposes and except as otherwise required by applicable law or in the Operating Partnership Agreement, the Series D Preferred Units will not have any voting rights or powers and the consent of the holders will not be required for the taking of any action.

Distributions

With respect to each distribution period and subject to the rights of the holders of preferred Units ranking senior to or on parity with the Series D Preferred Units, the holders of Series D Preferred Units are entitled to receive, when, as and if declared, quarterly cumulative cash distributions in an amount per Series D Preferred Unit equal to the greater of:

•                  $0.6725, and

•                  the amount of the regular quarterly cash distribution for such distribution period upon the number of OP Units (or portion thereof) into which such Series D Preferred Unit is then convertible.

No distribution on the Series D Preferred Units will be declared at any time if the terms of any agreement to which the Operating Partnership is a party, including any debt instrument, prohibits such declaration, payment or setting apart for payment or if any of these actions would constitute a breach or a default, or are restricted or prohibited by law. However, distributions on the Series D Preferred Units will accumulate whether or not any of these restrictions exist.

So long as any Series D Preferred Units are outstanding, (i) no distributions (other than in OP Units or other Units ranking junior to the Series D Preferred Units) will be declared or paid upon the OP Units or any other Units ranking junior to or on a parity with the Series D Preferred Units, and (ii) no OP Units or other Units ranking junior to or on a parity with the Series D Preferred Units will be redeemed, purchased or otherwise acquired for any consideration by the Operating Partnership (except as expressly permitted in the Operating Partnership Agreement), unless, in the case of either clause (i) or (ii), full cumulative distributions have been or contemporaneously are declared and paid or declared and set apart for such payment on the Series D Preferred Units for all distribution periods ending on or prior to the applicable distribution, redemption, purchase or acquisition date.

When distributions are not paid in full (or a sum sufficient for such full payment is not set apart for such payment) upon the Series D Preferred Units and any other Units ranking on a parity as to payment of distributions with the Series D Preferred Units, all distributions declared upon the Series D Preferred Units and any other Units ranking on a parity as to payment of distributions with the Series D Preferred Units will be declared pro rata so that the amount of distributions declared per Series D Preferred Unit and such other Units will in all cases bear to each other the same ratio that accrued distributions per Series D Preferred Unit and such other Units bear to each other (not including any accumulation in respect of unpaid distributions for prior distribution periods if such Units do not have cumulative distributions).

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Operating Partnership, before any payment or distribution of the assets of the Operating Partnership will be made to the holders of OP Units or any other Units ranking junior to the Series D Preferred Units, the holders of the Series D Preferred Units will be entitled to receive, after payment of all debts and other liabilities of the Operating Partnership, according to their positive capital account balances, an amount equal to $36.55, plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution. If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership, the assets of the Operating Partnership are insufficient to pay in full the preferential amount on the Series D Preferred Units and liquidating payments on any other Units ranking on parity, then such assets, or the proceeds thereof, will be distributed among the holders of Series D Preferred Units and any such other Units ratably.

Conversion

Holders of Series D Preferred Units have the right to convert all or a portion of their Series D Preferred Units into OP Units, at a conversion rate of 1.04646 (as adjusted effective as of the Record Date from a previous conversion rate of 1.02701), subject to certain further adjustments meant to address future dilutive or other capital events of the Operating Partnership, if any.

Redemption

Subject to the limitations set forth in the Operating Partnership Agreement, holders of Series D Preferred Units have the right to redeem their Series D Preferred Units in whole or in part for an equal number of shares of our Series D Preferred Stock, subject to adjustment in the event of certain dilutive or other capital events. We have the right to pay $36.55 in cash plus accrued and unpaid dividends with respect to each Series D Preferred Unit tendered for redemption instead of issuing Series D Preferred Stock. Any shares of Series D Preferred Stock we issue will be subject to the ownership restrictions and limitations set forth in Article Eight of our charter, which is incorporated by reference into the registration statement of which this prospectus is a part. See “Description of our Capital Stock” in the accompanying prospectus.

Transfer Restrictions

The Operating Partnership Agreement provides that, without the consent of our Company as the general partner, limited partners may not transfer, assign, sell, encumber or otherwise dispose of their interest in the Operating Partnership, other than to affiliates who agree to assume the obligations of the transferor under the Operating Partnership Agreement.

Because the Series D Preferred Units were issued in a private placement, and have not been registered under the Securities Act, they may not be resold unless they are registered under the Securities Act and registered or qualified under any applicable state securities law, or unless an exemption of such registration or qualification is available.

OP Units

Rank

The OP Units rank junior to the preferred Units issued by the Operating Partnership. Our Company, as general partner, is authorized, in its sole discretion, to cause the Operating Partnership to issue additional OP Units or other limited partnership interests in the Operating Partnership for any partnership purpose at any time to the limited partners or to other persons on terms established by our Company within the boundaries set forth in the Operating Partnership Agreement. The Operating Partnership may also issue preferred Units, having such rights, preferences and other privileges, variations and designations as our Company may determine in its sole and absolute discretion, as provided in the Operating Partnership Agreement. The Operating Partnership Agreement requires our Company to invest, contribute or otherwise transfer the net proceeds of any sale of securities by our Company to the Operating Partnership in exchange for equivalent securities of the Operating Partnership.

Voting

As the general partner of the Operating Partnership, our Company has been granted by the limited partners the right to vote and give consents and approvals on behalf of any absolute majority of all OP Units and preferred Units held by the limited partners as a class with respect to any matters that may require the vote, consent or approval of the limited partners under the Operating Partnership Agreement, with the exception of (i) a merger or sale of substantially all of the Operating Partnership’s assets, which would require the consent of 75% of the outstanding OP Units, or (ii) as otherwise provided by the terms of any preferred Units.

Distributions

The Operating Partnership Agreement provides that all or a portion of the net cash flow of the Operating Partnership will be distributed from time to time (but at least quarterly) as determined by our Company pro rata in accordance with the partner’s percentage interest. Distributions to the OP Units rank junior to all preferred Units issued by the Operating Partnership.

Liquidation Preference

The OP Units rank, with respect to the payment of distributions and the distribution of amounts upon voluntary or involuntary liquidation, dissolution or winding-up of the Operating Partnership, junior to all classes of preferred Units issued by the Operating Partnership.

Redemption

Subject to the limitations set forth in the Operating Partnership Agreement, holders of the OP Units have the right to redeem their OP Units in whole or in part for an equal number of shares of our Common Stock, subject to adjustment in the event of certain dilutive or other capital events. We have the right to pay redeeming holders an amount of cash equal to the value of the Common Stock otherwise issuable to them upon tender of their OP Units, as determined in accordance with the Operating Partnership Agreement, instead of issuing our Common Stock. Any shares of our Common Stock we issue will be subject to the ownership restrictions and limitations set forth in Article Eight of our charter, which is incorporated by reference into the registration statement of which this prospectus supplement is a part. See “Description of our Capital Stock” in the accompanying prospectus.

Transfer Restrictions

The Operating Partnership Agreement provides that, without the consent of our Company as the general partner, limited partners may not transfer, assign, sell, encumber or otherwise dispose of their interest in the Operating Partnership, other than to affiliates who agree to assume the obligations of the transferor under the Operating Partnership Agreement.

Because the issuance of any OP Units to tendering holders of Series D Preferred Units will not be registered under the Securities Act of 1933 (the “Securities Act”), the OP Units may not be resold unless they are registered under the Securities Act and registered or qualified under any applicable state securities law, or unless an exemption from such registration or qualification is available.

DESCRIPTION OF MACWH UNITS AND MACWH CPUS

The material terms of the MACWH Units and MACWH CPUs, including a summary of certain provisions of the MACWH Agreement, as in effect as of the date of this prospectus supplement, are set forth below. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of Delaware law and the MACWH Agreement. For a comparison of the voting and other rights of holders of MACWH Units and MACWH CPUs and our stockholders, see “Comparison of Ownership of MACWH Units and MACWH CPUs and Our Shares.”

Rank

As general partner, Walleye Retail Investments LLC (“Walleye”) is authorized, in its sole discretion, to cause MACWH to issue additional MACWH Units, MACWH CPUs or other limited partnership interests in MACWH for any partnership purpose at any time to the limited partners or to other persons on terms established by the general partner within the boundaries set forth in the MACWH Agreement. MACWH may also issue preferred partnership units, having such rights, preferences and other privileges, variations and designations as the general partner may determine in its sole and absolute discretion, as provided in the MACWH Agreement.

Distributions

Subject to certain limitations, MACWH Units will receive a quarterly distribution that will track, in part, quarterly dividends made on our Common Stock on an as-converted basis. MACWH CPU holders will receive a quarterly distribution comprised of both a fixed component and a component that floats with the regular dividend paid on shares of our Common Stock. See “Comparison of Ownership of MACWH Units and MACWH CPUs and Our Shares—Nature of Investment.”

Redemption and Conversion

MACWH limited partners have certain rights under the MACWH Agreement to redeem and/or convert, in certain cases, their MACWH Units and MACWH CPUs.

General Redemption Right for Units of MACWH

Prior to the Dividend, a holder of MACWH Units could require MACWH to redeem all or a portion of the holder’s MACWH Units at a cash redemption price per MACWH Unit equal to the 10-day average trading price of a share of our Common Stock multiplied by the Conversion Factor equal to 1.02701 (1) (subject to equitable adjustment for customary charges in capitalization) plus an amount equal to certain unpaid distributions, if any.  As a result of the Dividend, the Conversion Factor was adjusted effective as of the Record Date to 1.04645.  As an alternative to paying the redemption price in cash, we may elect, in our sole discretion, to purchase MACWH Units offered for redemption by issuing a number of shares of our Common Stock equal to the number of MACWH Units offered for redemption multiplied by the Conversion Factor.

Prior to the Dividend, holders of MACWH CPUs could require MACWH to redeem all or a portion of such MACWH CPUs at a cash redemption price per MACWH CPU equal to the 10-day average trading price of an equal number of shares of our Common Stock (subject to equitable adjustment for customary changes in capitalization) multiplied by (i) the Conversion Rate and as then multiplied by (ii) the Conversion Factor and plus an amount equal to certain unpaid distributions, if any, attributable to the MACWH CPUs, and plus a pro-rated amount attributable to distributions on such MACWH CPUs for the most recent quarter end. The Dividend did not require an adjustment to the Conversion Rate. As a result of the Dividend, the Conversion Factor was adjusted effective as of the Record Date to 1.04645.  As an alternative to paying the redemption price in cash, we may elect, in our sole discretion, to purchase MACWH CPUs offered for redemption by issuing a number of shares of our Common Stock equal to the number of MACWH CPUs offered for redemption multiplied by an approximate 0.87204 exchange rate (i.e., approximately 0.87204 share of our Common Stock for each MACWH CPU redeemed). See “Redemption of OP Units, MACWH Units and MACWH CPUs—Holders of MACWH Units or MACWH CPUs.”

MACWH CPU Conversion Right

The holders of MACWH CPUs have a conversion right pursuant to which limited partners may convert all or a portion of their MACWH CPUs into MACWH Units at any time. In the event of such conversion, the MACWH CPUs will be converted to MACWH Units by multiplying the number of MACWH CPUs to be converted by the Conversion Rate (as may be adjusted for certain dividends, subdivisions or combinations of MACWH Units).

Special Redemption Right for MACWH CPUs

The holders of MACWH CPUs will have a special redemption right for a 30-day period commencing on April 25, 2012 to have all or a portion of their MACWH CPUs redeemed by MACWH for cash in the amount of, or, at the election of MACWH, MACWH Units with a value equal to $53.0315 per unit, subject to certain adjustments. We, at our election, may assume MACWH’s obligation under this special redemption right and may elect to satisfy such obligation either in cash or shares of our Common Stock with a value equal to $53.0315 per unit, subject to certain adjustments. The aggregate amount of MACWH CPUs redeemed in this manner may not exceed $75,000,000.

Forced Conversion Right of MACWH

During the same 30-day period commencing on April 25, 2012, MACWH will have the right to require the limited partners holding MACWH CPUs to convert all of their MACWH CPUs for that number of MACWH Units with a value equal to $82.3548, subject to adjustment, per MACWH CPU to be redeemed. At any time prior to the effective date listed in the forced conversion notice, the limited partners holding such MACWH CPUs may exercise their right to convert all or a portion of such MACWH CPUs into MACWH Units.

Forced and Voluntary Exchange for Units of the Operating Partnership

Holders of MACWH Units may, at specified times, exchange their MACWH Units for OP Units on a one-for-one basis (subject to equitable adjustments for customary changes in capitalization). Between June 1, 2011 and May 30, 2012, each holder of MACWH Units may exchange all or part of the remaining MACWH Units held by such holder for OP Units on a one-for-one basis.

MACWH CPU holders may, at specified times, exchange their MACWH CPUs for a new class of partnership units of the Operating Partnership with materially similar terms to the MACWH CPUs (including the special redemption right and forced conversion right described above) on a one-for-one basis (subject to equitable adjustments for customary changes in capitalization). Between June 1, 2011 and May 30, 2012, each MACWH CPU holder may exchange all or part of the remaining MACWH CPUs held by such holder for the applicable new class of partnership units of the Operating Partnership on a one-for-one basis.

Between June 1, 2011 and May 30, 2012, the Operating Partnership or MACWH will have the right to cause each limited partner (other than us, Walleye, the Operating Partnership, or our or their respective subsidiaries or affiliates or any transferee of Walleye) to exchange such limited partner’s MACWH CPUs or MACWH Units for the applicable new classes of partnership interests in the Operating Partnership on a one-for-one basis (subject to equitable adjustments for customary changes in capitalization).

Transfer Restrictions

A limited partner (other than us, Walleye, Macerich Partnership or any of our or its respective subsidiaries or affiliates) may not transfer (including any sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by operation of law or otherwise) all or any portion of its MACWH Units or MACWH CPUs (or any of its economic rights as a limited partner) without the prior written consent of Walleye, which consent may be given or withheld in Walleye’s sole and absolute discretion. Additionally, Walleye may prohibit any transfer of partnership interests by a limited partner if such a transfer would require the filing of a registration statement under the Securities Act or would violate federal or state securities laws.

After giving Walleye five business days written notice and such information about the transferee as Walleye may reasonably request in order to determine, among other things, that the transfer is not a transaction that might jeopardize our REIT status, a limited partner may transfer its MACWH Units or MACWH CPUs to a person who is, at the time of the transfer, a limited partner, a person who is a member of such limited partner’s family group, a person who or which is an affiliate of such limited partner, or any lenders to such limited partner through a pledge of such limited partner’s partnership interest (provided, however, that no limited partner may pledge, encumber, hypothecate or mortgage any of its MACWH Units or MACWH CPUs without the prior consent of Walleye, such consent not to be unreasonably withheld or delayed). Notwithstanding a limited partner’s ability to pledge its partnership interests, Walleye’s consent is required to transfer any MACWH Units or MACWH CPUs to (a) a lender to MACWH or (b) any person who is related (within the meaning of Section 1.752-4(b) of the Internal Revenue Code of 1986, as amended (the “Code”)) to any lender to Walleye whose loan constitutes a non-recourse liability. Such consent may be given or withheld by Walleye in its sole and absolute discretion.

In addition, a limited partner may not transfer its MACWH Units or MACWH CPUs to any person, including a redemption or exchange under the MACWH Agreement, if it would have certain adverse legal or regulatory effects on us, the Operating Partnership or MACWH.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE (THE “IRS”), WE INFORM YOU THAT ANY U.S. TAX ADVICE CONTAINED IN THIS PROSPECTUS SUPPLEMENT (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF (I) AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TRANSACTION OR MATTER ADDRESSED HEREIN.

The following discussion summarizes certain material U.S. federal income tax considerations that may be relevant to a U.S. Holder (as defined below) who receives our common stock upon redemption of his, her or its OP Units, MACWH Units or MACWH CPUs (collectively, the “Units”). This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that our operation and the operation of the Operating Partnership and MACWH, and each of their subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation which may be important to a particular investor in light of its specific investment or tax circumstances, or if a particular investor is subject to special tax rules (for example, if a particular investor is a financial institution, broker-dealer, insurance company, tax-exempt organization, partnership, grantor trust or other pass-through entity (or person holding Units through a partnership, grantor trust or other pass-through entity) or, except to the extent discussed below, a Non-U.S. Holder (as defined below), or if an investor received his Units in connection with providing services to the Company, the Operating Partnership or MACWH, as applicable, as determined for U.S. federal income tax purposes). Except to the extent discussed below under “—Non-U.S. Holders,” this discussion only applies to unit holders that provide an affidavit to the Operating Partnership or MACWH, as applicable, at the time their Units are redeemed, accurately stating, under penalties of perjury, the holder’s taxpayer identification number and that the holder is not a foreign person. No advance ruling has been or will be sought from the IRS, and no opinion of counsel will be received, regarding the U.S. federal, state, local or foreign tax consequences discussed herein. This summary supplements the discussion of “Certain United States Federal Income Tax Considerations” in the accompanying Prospectus.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Units, the tax treatment of such partnership, or a partner in the partnership, generally will depend on the status of the partner and the activities of the partnership. Partnerships holding Units, and persons that are partners in partnerships holding Units, should consult their own tax advisors regarding the tax consequences of the transactions described herein.

As used herein, a “U.S. Holder” is a beneficial owner of OP Units, MACWH Units or MACWH CPUs, as applicable, that is, for U.S. federal income tax purposes, (a) an individual citizen or resident of the United States, (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, a state therein or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) if a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons, as defined under Section 7701(a)(30) of the Code, have authority to control all the trust’s substantial decisions or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. A “Non-U.S. Holder” means a beneficial owner of Units (other than an entity treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign estate or foreign trust.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF REDEEMING THEIR UNITS, INCLUDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS OF REDEEMING UNITS IN THEIR PARTICULAR CIRCUMSTANCES AND POTENTIAL CHANGES IN APPLICABLE LAWS AS WELL AS THE TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF OUR STOCK.

Tax Consequences of Redemption of OP Units

If the Operating Partnership were to redeem OP Units and if we were to satisfy that redemption with shares of our Common Stock, the partnership agreement for the Operating Partnership provides that we, the Operating Partnership, and the holder will treat the redemption as a sale of OP Units to us at the time the OP Units are redeemed. This sale will be fully taxable to the holder. See “—Tax Treatment of Disposition of Units by Holders Generally” below.

If, instead, the Operating Partnership were to redeem all of a U.S. Holder’s OP Units for cash, and such cash was not contributed by us to the Operating Partnership for that purpose, the tax consequences to the U.S. Holder  would generally be as described under “—Tax Treatment of Disposition of Units by Holders Generally” below. If, however, the Operating Partnership redeems less than all of a U.S. Holder’s OP Units for cash (and such cash was not contributed by us to the Operating Partnership), such holder would recognize taxable gain only to the extent that the amount the U.S. Holder would be treated as receiving (including the cash plus the reduction, if any, of such holder’s share of the Operating Partnership liabilities resulting from the redemption) exceeded the U.S. Holder’s adjusted basis in all of its OP Units immediately before the redemption, and the U.S. Holder would not be permitted to recognize any loss in respect of the redemption.

Tax Consequences of Redemption of MACWH Units and MACWH CPUs

If a U.S. Holder of MACWH Units or MACWH CPUs receives our common stock in exchange for a unit in connection with a redemption, the holder generally should be treated as if the holder sold the unit in a fully taxable transaction for U.S. federal income tax purposes. In this regard, the MACWH Agreement provides that we, MACWH and the holder will treat the transaction between the holder and us as a sale of MACWH Units or MACWH CPUs, as the case may be, for U.S. federal income tax purposes. See “—Tax Treatment of Disposition of Units by Holders Generally” below.

If, instead, MACWH were to redeem all of a U.S. Holder’s MACWH Units or MACWH CPUs, as applicable, for cash, and such cash was not contributed by us to MACWH for that purpose, the tax consequences to the U.S. Holder would generally be as described under “—Tax Treatment of Disposition of Units by Holders Generally” below.  If, however, MACWH redeems less than all of a U.S. Holder’s MACWH Units or MACWH CPUs, as applicable, for cash (and such cash was not contributed by us to MACWH), such holder would recognize taxable gain only to the extent that the amount the U.S. Holder would be treated as receiving (including cash plus the reduction, if any of such holder’s share of MACWH’s liabilities resulting from the redemption) exceed the U.S. Holder’s adjusted basis in all of its MACWH Units and/or MACWH CPUs, as applicable, immediately before the redemption, and the U.S. Holder would not be permitted to recognize any loss in respect of the redemption.

Potential Application of Disguised Sale Regulations to a Holder’s Original Contribution of Property for Units upon a Redemption

If a U.S. Holder originally contributed property (including for this purpose a partnership interest) to the Operating Partnership or MACWH, as applicable, in exchange for OP Units, MACWH Units or MACWH CPUs, as applicable, a distribution of cash or shares of our Common Stock to the U.S. Holder (including upon a redemption) may result in a “disguised sale” of that contributed property. The Code and the Treasury regulations under the Code generally provide that a holder’s contribution of property to the Operating Partnership or MACWH, as applicable, and a simultaneous or subsequent transfer of money or other consideration from the Operating Partnership or MACWH, as applicable, to the holder, including the partnership’s assumption of a liability or taking the property subject to a liability, may be treated as a sale, in whole or in part, of the property by the holder to the partnership. Further, the Treasury regulations provide generally that, in the absence of an applicable exception, if the Operating Partnership or MACWH, as applicable, transfers money or other consideration (such as shares of our Common Stock) to a holder within two years after the holder contributed property to the partnership, the transactions will be presumed to be a sale of the contributed property unless the facts and circumstances clearly establish that the transfers do not constitute a sale. The Treasury regulations also provide that if more than two years have passed between the time when a holder contributed property to the partnership and the time when the partnership transferred money or other consideration (such as shares of our Common Stock) to the holder, the transactions will be presumed not to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale.

Accordingly, if the Operating Partnership or MACWH, as applicable, distributes cash or shares of our Common Stock (including upon a redemption of a U.S. Holder’s Units), the Internal Revenue Service (the “IRS”) could contend that the distribution of cash or shares of our Common Stock should be treated as part of a disguised sale of the original contribution property because the U.S. Holder will receive cash or shares of our Common Stock, as applicable, after having contributed property to the Operating Partnership or MACWH, as applicable. If disguised sale treatment were to apply in whole or in part to the original contribution and subsequent distribution of cash or shares of our Common Stock, such holder would be treated for U.S. federal income tax purposes as if, on the date of the holder’s contribution of property to the Operating Partnership or MACWH, as applicable, the Operating Partnership or MACWH transferred to the holder, in addition to any Units not treated as part of the disguised sale, an obligation to pay the holder the amount of the later distribution. In that case, the holder may be required to recognize gain on the disguised sale in such earlier year and/or may have a portion of the proceeds recharacterized as interest or be required to pay an interest charge on any tax due.

Tax Treatment of Disposition of Units by Holders Generally

If a U.S. Holder redeems Units in a manner that is treated as a sale of the Units, the U.S. Holder’s gain or loss from the redemption will generally be equal to the difference between:

•                  the amount realized for tax purposes; and

•                  the U.S. Holder’s tax basis in the Units.

The “amount realized” will generally be the sum of:

•                  the cash and fair market value of other property received, including any shares of our Common Stock; plus

•                  the reduction of the portion of the Operating Partnership’s or MACWH’s liabilities, as applicable, allocable to the Units redeemed.

The amount of Operating Partnership or MACWH liabilities, as applicable, allocable to the Units redeemed will include the Operating Partnership’s or MACWH’s share, as applicable, of the liabilities of certain entities in which it owns an interest. See “—Basis of OP Units” below for information about the tax basis of Units.

A U.S. Holder will generally recognize gain to the extent that the amount realized exceeds the U.S. Holder’s basis in the Units redeemed. The amount of gain recognized or the tax liability resulting from the gain could exceed the amount of cash and the value of any other property, including shares of our Common Stock, received upon the redemption of the Units. A U.S. Holder’s adjusted tax basis in any shares of our Common Stock received in exchange for Units will be the fair market value of those shares on the date of the exchange.  Similarly, a U.S. Holder’s holding period in such shares will begin following the exchange. The use of any losses recognized upon an exchange is subject to a number of limitations set forth in the Code.

Except as described below, any gain recognized upon a redemption of Units will be treated as gain attributable to the sale or disposition of a capital asset. To the extent, however, that the amount realized upon the redemption of a Unit attributable to a U.S. Holder’s share of “unrealized receivables” of the Operating Partnership or MACWH, as applicable, as defined in Section 751 of the Code, exceeds the basis attributable to those assets, this excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously included in the Operating Partnership’s or MACWH’s income, as applicable, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if the Operating Partnership or MACWH, as applicable, had sold its assets at their fair market value at the time of the redemption of an Unit, MACWH Unit or MACWH CPU, as applicable.

For non-corporate U.S. Holders, the current maximum rate of U.S. federal income tax on the net capital gain from the sale or exchange of a capital asset held for more than one year is 15%. The current maximum rate for net capital gains attributable to the sale of depreciable real property held for more than one year is 25% to the extent of the prior deductions for depreciation that are not otherwise recaptured as ordinary income under the depreciation recapture rules described above.

Basis of Units

In general, if a U.S. Holder received Units in exchange for contributing an interest in a partnership or for other property, the holder has an initial tax basis in the Units equal to the holder’s basis in the contributed partnership interest or other property, as applicable. The U.S. Holder’s basis in Units generally is increased by:

•                  the holder’s share of the Operating Partnership’s or MACWH’s, as applicable, taxable and tax-exempt income; and

•                  increases in the holder’s share of the liabilities of the Operating Partnership or MACWH, as applicable, including the Operating Partnership’s or MACWH’s share of the liabilities of some entities in which it owns an interest.

Generally, a U.S. Holder’s basis in Units is decreased by:

•                  the holder’s share of Operating Partnership distributions, or MACWH distributions, as applicable;

•                  decreases in the holder’s share of liabilities of the Operating Partnership or MACWH, as applicable, including the Operating Partnership’s or MACWH’s share of the liabilities of some entities in which it owns an interest;

•                  the holder’s share of losses of the Operating Partnership or MACWH, as applicable; and

•                  the holder’s share of nondeductible expenditures of the Operating Partnership or MACWH, as applicable, that are not chargeable to capital.

However, a U.S. Holder’s basis will not decrease below zero.

Non-U.S. Holders

Gain recognized by a Non-U.S. Holder on a sale, exchange or redemption of a Unit will be subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the same rates generally applicable to U.S. Holders. Macerich, the Operating Partnership or MACWH will be required, under the FIRPTA provisions of the Code, to deduct and withhold 10% of the amount realized by Non-U.S. Holders on the disposition and Non-U.S. Holders will be required to file a U.S. federal income tax return to report any gain and pay any additional tax due. The amount withheld would be creditable against the Non-U.S. Holder’s U.S. federal income tax liability and, if the amount withheld exceeds the actual tax liability, the Non-U.S. Holder could claim a refund from the IRS. State and local taxes, withholding and tax return filing obligations may also apply.

YOU SHOULD CONSULT YOUR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO YOU OF REDEEMING UNITS, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF REDEEMING UNITS IN YOUR PARTICULAR CIRCUMSTANCES AND POTENTIAL CHANGES IN APPLICABLE LAWS.

COMPARISON OF OWNERSHIP OF OP UNITS AND OUR SHARES

The information below highlights a number of the significant differences and similarities between the Operating Partnership and our Company relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, duties, liability, exculpation and indemnification of the general partner and the directors and investor voting and other rights. These comparisons are intended to assist unitholders in understanding how the unitholder’s investment will be changed if the unitholder redeems OP Units and receives our Common Stock. THE DISCUSSION BELOW IS ONLY A SUMMARY OF THESE MATTERS, AND A UNITHOLDER SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL IMPORTANT INFORMATION.

Form of Organization and Purposes

Operating Partnership

The Operating Partnership is a limited partnership organized under the laws of the State of Delaware. The Operating Partnership primarily owns interests in regional malls and community shopping centers. The Operating Partnership may also invest in other types of assets and in any geographic areas that our Company deems appropriate. Our Company, as general partner of the Operating Partnership, conducts the business of the Operating Partnership in a manner intended to permit our Company to be classified as a REIT under the Code.

Our Company

Our Company is a Maryland corporation organized under the Maryland General Corporation Law. We are a self-administered and self-managed REIT. Although our Company currently intends to continue to qualify as a REIT under the Code and to operate as a self-administered REIT, our Company is not under any contractual obligation to continue to qualify as a REIT, and our Company may discontinue this qualification or mode of operation in the future. Although our Company has no intention of ceasing to qualify as a REIT, some other real estate companies that previously operated as REITs have chosen to cease to qualify as REITs. Except as otherwise permitted in the Operating Partnership Agreement, our Company is obligated to conduct its activities through the Operating Partnership. Our Company is the sole general partner of the Operating Partnership.

Nature of Investment

Operating Partnership

The OP Units constitute equity interests entitling each limited partner in the Operating Partnership to his or her proportionate share of cash distributions made to the limited partners in the Operating Partnership, consistent with the class preferences provided for in the Operating Partnership Agreement. See “Description of Series D Preferred Units and OP Units” for further information about distributions to limited partners. The OP Units entitle their holders to participate in the growth and income of the Operating Partnership. The Operating Partnership Agreement grants our Company broad discretion to determine the amount of distributions by the Operating Partnership. Except in limited circumstances, we generally expect the Operating Partnership to retain and reinvest proceeds of any asset sales or refinancings, or to use those proceeds to pay down debt or for general partnership purposes, rather than to distribute the proceeds to its partners, including our Company. Thus, limited partners in the Operating Partnership will generally not be able to realize upon their investments through distributions of sale and refinancing proceeds. Instead, limited partners will be able to realize upon their investments primarily by redeeming OP Units and, if our Company issues stock upon redemption of the units, by subsequently selling the stock.

Our Company

Our Common Stock constitutes equity interests in our Company. For a more detailed description of our Common Stock, see “Description of Common Stock” in the accompanying prospectus. We are entitled to receive our proportionate share of distributions made by the Operating Partnership with respect to the OP Units owned by us. The dividends payable to holders of our stock will generally correspond to the distributions received by us from the Operating Partnership. However, dividends payable by us are only paid if, when and as authorized by the Board of Directors and declared by us out of assets legally available to pay dividends. Each holder of Common Stock is entitled to his or her proportionate share of any dividends or distributions paid with respect to the Common Stock held, subject to the preferences on dividends and distributions of any preferred stock issued and outstanding. To qualify as a REIT and minimize taxes, we generally must distribute to our stockholders at least 90% of our annual taxable income as determined for federal income tax purposes. Corporate income tax will apply to any taxable income, including capital gains, not distributed.

Length of Investment

Operating Partnership

The Operating Partnership has a stated term expiring on December 31, 2092 or earlier upon the happening of certain events, including our election if certain conditions described in the Operating Partnership Agreement are satisfied, any event which causes us to cease to be the general partner of the Operating Partnership (unless the Operating Partnership is continued in accordance with applicable law), disposition of all of the Operating Partnership’s assets, or dissolution of the Operating Partnership by a court of competent jurisdiction. The Operating Partnership has no specific plans for disposition of its assets. The Operating Partnership is a vehicle for taking advantage of future investment opportunities that may be available, primarily in the real estate market.

Our Company

Our Company has a perpetual term, and we intend to continue our operations for an indefinite time period. Under our charter, the dissolution of our Company must be approved by the affirmative vote of the holders of not less than a majority of the shares of Common Stock entitled to vote on dissolution. We have an indirect interest in the properties and assets owned by the Operating Partnership and its affiliates. Holders of our Common Stock are expected to realize liquidity of their investments by trading their Common Stock on the New York Stock Exchange.

Liquidity

Operating Partnership

The OP Units have not been registered as a class under the Securities Act or any state securities laws and therefore may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Securities Act and any applicable state securities laws, or unless an exemption from registration is available. OP Units also may not be sold or otherwise transferred unless the other transfer restrictions discussed below have been satisfied. Our Company and the Operating Partnership do not intend to register the OP Units under the Securities Act or any state securities laws.

The Operating Partnership Agreement provides that, without the consent of our Company, limited partners may not in any way dispose of their interest in the Operating Partnership, other than to affiliates who agree to assume the obligations of the transferor under the Operating Partnership Agreement. Limited partners may be able to redeem their OP Units for cash or other securities of our Company.

Our Company

Any Common Stock issued upon redemption of any outstanding OP Units will be registered under the Securities Act and be freely transferable, as long as the stockholder complies with the ownership limits in our charter. Our Common Stock is currently listed on the New York Stock Exchange under the ticker symbol “MAC.” The future breadth and strength of this secondary market for our Common Stock will depend, among other things, upon the amount of Common Stock outstanding, our financial results and prospects, the general interest in our real estate investments and real estate investments in general, and our dividend yield compared to that of other debt and equity securities.

Potential Dilution of Rights

Operating Partnership

Subject to the rights of the preferred Units, our Company, as general partner of the Operating Partnership, is authorized, in its sole discretion and without limited partner approval, to cause the Operating Partnership to issue additional limited partnership interests and other ownership interests for any partnership purpose at any time to the limited partners or other persons on terms established by our Company. Our Company can also cause the Operating Partnership to issue additional OP Units to our Company, subject to certain terms and conditions. The interests of the limited partners in any cash available for distribution may be diluted if our Company causes the Operating Partnership to issue additional OP Units or other ownership interests.

Our Company

Our Board of Directors may, in its discretion, authorize the issuance of additional Common Stock and other equity securities of our Company, including one or more classes or series of common or preferred stock, with the voting rights, dividend rates, preferences, subordinations, conversion or redemption prices or rights, maturity dates, distribution, exchange or liquidation rights or other rights that the Board of Directors may specify at the time. The issuance of additional equity securities, redemption or conversion of outstanding OP Units and other partnership units, and the exercise of employee stock options will result in the dilution of the interests of the stockholders. As permitted by applicable Maryland law, our charter contains a provision permitting the Board of Directors, without any action by our stockholders, to authorize the issuance of additional stock within the limits established in the charter. Under our charter, although our stockholders do not have any preemptive rights to subscribe to any securities of our Company, the Board of Directors is authorized to create such rights. See “Description of our Capital Stock—Selected Provisions of Maryland Law and of Our Charter and Bylaws” in the accompanying prospectus.

Management Control

Operating Partnership

The Operating Partnership Agreement provides that a decision to merge the Operating Partnership, sell all or substantially all of its assets or liquidate must be approved by the holders of 75% of the outstanding OP Units. Depending on the percentage of the outstanding OP Units owned by us at the time, the concurrence of at least some of the other holders of OP Units may be required to approve any merger, sale of all or substantially all of the assets, or liquidation of the Operating Partnership. As of the date of this prospectus supplement, we own 87% of the outstanding OP Units. Other than the foregoing, all management powers over the business and affairs of the Operating Partnership are vested in our Company as the general partner of the Operating Partnership, and no limited partner of the Operating Partnership has any right to participate in or exercise control or management power over the business and affairs of the Operating Partnership. Our Company may not be removed as general partner by the limited partners with or without cause.

Our Company

Our Board of Directors has exclusive control over the management of our business and affairs, limited only by express restrictions in our charter and bylaws, the Operating Partnership Agreement and applicable law. The Board of Directors is currently divided into three classes of directors with each class constituting one third of the total number of directors. Prior to our 2009 annual meeting, one class of our directors was elected at each annual meeting of stockholders to serve a three-year term.  At our 2008 annual meeting, our stockholders approved an amendment to our charter to declassify our Board. As a result of this charter amendment, a declassified Board structure will be phased in as follows: (a) certain current directors will continue to serve the remainder of their three-year terms, and (b) starting with the 2009 annual meeting, directors were and will be elected annually, so that by our 2011 annual meeting of stockholders, all directors will be elected annually.

The policies adopted by the Board of Directors may be altered or eliminated without a vote of the stockholders. Stockholders have limited rights to make proposals that will be considered and voted on at stockholder meetings, including the right to nominate directors for election. Stockholder proposals must be approved by the requisite number of stockholder votes and depending on the type of proposal they may not binding on us. Accordingly, except for their vote in the elections of directors and limited rights to make proposals for consideration at stockholder meetings, stockholders have no control over our ordinary business policies.

Because a portion of the Board of Directors will be elected each year by the stockholders at our annual meeting through 2010 and the stockholders have limited rights to make proposals for consideration at stockholder meetings, the stockholders have greater control over the management of our Company than the limited partners have over the Operating Partnership.

Duties of General Partner and Directors

Operating Partnership

Under Delaware law, our Company, as the general partner of the Operating Partnership, is accountable to the Operating Partnership as a fiduciary and, consequently, is required to exercise good faith and integrity in all of its dealings with respect to partnership affairs. However, under the Operating Partnership Agreement, our Company is expressly under no obligation to consider the separate interests of the limited partners in deciding whether to cause the Operating Partnership to take or decline to take any actions, and our Company is not liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by limited partners as a result of our Company’s decisions, provided that the general partner has acted in good faith and in accordance with the Operating Partnership Agreement.

Our Company

Under Maryland law, our directors are required to perform their duties in good faith, in a manner that they reasonably believe to be in the best interests of the corporation and with the care of an ordinarily prudent person in a like position under similar circumstances. The Maryland General Corporation Law presumes that a director’s standard of care has been satisfied.

Management Liability and Indemnification

Operating Partnership

As a matter of Delaware law, the general partner has liability for the payment of the obligations and debts of the Operating Partnership unless this liability is limited by the terms of the obligations or debt. Under the Operating Partnership Agreement, the Operating Partnership has agreed to indemnify our Company and any director or officer of our Company from and against all losses, claims, damages, liabilities, costs and expenses (including attorneys’ fees and costs), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operation of the Operating Partnership as set forth in the Operating Partnership Agreement in which our Company or any director or officer of our Company may be involved, unless the act or omission was in bad faith or the result of active and deliberate dishonesty and was material to the action; the party seeking indemnification received an improper personal benefit; or in the case of any criminal proceeding, the party seeking indemnification had reasonable cause to believe the act or omission was unlawful. Our Operating Partnership Agreement and charter each provide that these indemnification rights are non-exclusive of any other rights to which those seeking indemnification may be entitled. The Operating Partnership Agreement also provides for indemnification of the limited partners on substantially similar terms.

The Operating Partnership may advance reasonable expenses incurred by an indemnified party before the final disposition of the proceeding, upon receipt by the Operating Partnership of an affirmation by the indemnified person of the indemnified person’s good faith belief that it is entitled to indemnification and an undertaking by the indemnified person to repay the amount if it is ultimately adjudged not to have been entitled to indemnification.

Our Company

Our charter includes provisions that limit the liability of directors and officers to us and to our stockholders for money damages to the fullest extent permitted under Maryland law. Our charter also requires us to indemnify our present directors and officers to the maximum extent permitted under Maryland law. These provisions apply to officers and directors acting in their capacity as officers and directors of our Company or of any other entity at our request. Our charter also requires us to make payments to our officers and directors for expenses they incur in advance of final determination of any claim or dispute for which they are seeking indemnification, in accordance with the procedures and to the full extent permitted by Maryland law. In addition, we have entered into indemnification agreements with our directors and some of our officers.

The Maryland General Corporation Law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; the director or officer actually received an improper personal benefit in money, property or services; or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Liability of Investors

Operating Partnership

Under the Operating Partnership Agreement and applicable state law, the liability of the limited partners for the Operating Partnership’s debts and obligations generally is limited to the amount of their investments in the Operating Partnership, together with their interest in the Operating Partnership’s undistributed income, if any. Also, if any limited partner has guaranteed the Operating Partnership’s indebtedness, as provided by the Operating Partnership Agreement, the limited partner would be liable to the extent provided in its guaranty.

Our Company

Under the Maryland General Corporation Law, our stockholders are not liable for our debts and obligations. Their risk of loss is limited to the amount of their investments in us, together with their interest in our undistributed income, if any. The Common Stock, upon issuance in accordance with this prospectus supplement, will be fully paid and nonassessable. Thus, the limited partners in the Operating Partnership and our stockholders have substantially the same limited personal liability.

Voting Rights

Operating Partnership

Under the Operating Partnership Agreement, the limited partners have limited voting rights. The limited partners do not have the right to vote on any proposed sale, exchange, transfer or disposal of assets except when all or substantially all of the assets of the Operating Partnership are being transferred, and then only to the extent that our Company does not own at least 75% of the OP Units. In addition, the limited partners do not have the right to propose amendments to the Operating Partnership Agreement, and certain types of amendments can be approved without the vote of the limited partners. However, certain amendments that would change the limited liability of a limited partner or change specified provisions in the Operating Partnership Agreement with respect to distributions and allocations or the right to redeem units must be approved by each limited partner adversely affected by the amendment.

Our Company

The business and affairs of our Company are managed under the direction of the Board of Directors, which currently consists of nine members.  Prior to our 2009 annual meeting, one class of our directors was elected at each annual meeting of stockholders to serve a three-year term.  At our 2008 annual meeting, our stockholders approved an amendment to our charter to declassify our Board. As a result of this charter amendment, a declassified Board structure will be phased in as follows: (a) current directors will continue to serve the remainder of their three-year terms, and (b) starting with the 2009 annual meeting, directors will be elected annually, so that by our 2011 annual meeting of stockholders, all directors will be elected annually.  Each share of Common Stock has one vote.

Maryland law requires that certain major corporate transactions, including most amendments to our charter, may be consummated only with the approval of stockholders. Our bylaws and Maryland law permit any action that may be taken at a meeting of stockholders to be taken without a meeting if a written consent to the action is signed by holders of all outstanding shares of capital stock having a right to vote on the action. Maryland law also permits the charter of a Maryland corporation to contain a provision permitting action to be taken by the written or electronic consent of the holders of Common Stock entitled to cast not less than the minimum number of votes that would be necessary to take the action at a stockholders meeting. Our charter does not contain such a provision.

In addition to Common Stock, we have authorized shares of Series D Preferred Stock. The holders of Series D Preferred Stock, when and if issued, have no right to vote, except that so long as any Series D Preferred Stock is outstanding, the affirmative vote of a majority of the Series D Preferred Stock outstanding, voting as a separate class or voting as a single class with any other series of preferred stock which has the right to vote with the Series D Preferred Stock on such matter, will be necessary to materially and adversely affect the rights and preferences of Series D Preferred Stock.

Amendment of the Operating Partnership Agreement or our Charter

Operating Partnership

Our Company generally has the power, without the consent of any limited partners, to amend the Operating Partnership Agreement as may be required to reflect any changes that our Company deems necessary or appropriate in its sole discretion, provided that the amendment does not adversely affect or eliminate any right granted to a limited partner that is protected by special voting provisions. See “—Voting Rights.”

Our Company

Under the Maryland General Corporation Law and our charter, most amendments to our charter will require the affirmative vote of the holders of at least two-thirds of the capital stock entitled to vote on the amendment. However, subject to the rights of any class or series of preferred stock, a majority of the entire Board of Directors may supplement the charter to designate new classes or series of common or preferred stock without stockholder approval.

Issuance of Additional Equity

Operating Partnership

The Operating Partnership is generally authorized to issue OP Units and other partnership interests, including partnership interests of different series or classes, as determined by our Company as the general partner in its sole discretion. The Operating Partnership may issue OP Units and other partnership interests to our Company, as long as these interests are issued to all of the partners in proportion to their respective interests in the Operating Partnership. The Operating Partnership may also issue OP Units to our Company in connection with a new issuance of securities of our Company, provided that the proceeds of the new issuance of securities of our Company are contributed to the Operating Partnership and the OP Units issued to our Company have terms substantially identical to the new securities being issued by our Company.

Our Company

Subject to the rights and restrictions of any class or series of preferred stock, the Board of Directors may authorize the issuance, in its discretion, of additional Common Stock and other equity securities of our Company, including one or more classes of common or preferred stock, with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as the Board of Directors may establish.

Borrowing Policies

Operating Partnership

The Operating Partnership has no restrictions on borrowings, and our Company as general partner has full power and authority to borrow money on behalf of the Operating Partnership.

Our Company

We are not restricted under our charter from borrowing. However, under the Operating Partnership Agreement, we, as the general partner of the Operating Partnership, may not borrow money, except for the purpose of advancing funds to the Operating Partnership for any proper purpose of the Operating Partnership and except for certain loans from the Operating Partnership to our Company.

Permitted Investments

Operating Partnership

The Operating Partnership’s purpose is to conduct any business that may be lawfully conducted by a Delaware limited partnership, provided that this business is to be conducted in a manner that permits our Company to be qualified as a REIT, unless our Company ceases to qualify as a REIT for any reason. The Operating Partnership is authorized to perform any and all acts for the furtherance of the purposes and business of the Operating Partnership, including making investments or entering into joint ventures or partnerships.

Our Company

Under our charter, we may engage in any lawful activity permitted by the Maryland General Corporation Law. Under the Operating Partnership Agreement, we, as the general partner of the Operating Partnership, must conduct all of our business activities through the Operating Partnership. However, we, as the general partner of the Operating Partnership, are also permitted to hold, directly or indirectly, up to a 1% interest in certain existing entities and may acquire an interest in other additional properties but only if the Operating Partnership is acquiring at least 99 times our proposed participation in the property.

COMPARISON OF OWNERSHIP OF MACWH UNITS AND MACWH CPUS AND OUR SHARES

The information below highlights a number of the significant differences and similarities between MACWH and our Company relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, duties, liability, exculpation and indemnification of the general partner and the directors and investor voting and other rights. These comparisons are intended to assist holders in understanding how the holder’s investment will be changed if the holder redeems MACWH Units or MACWH CPUs and receives our Common Stock. THE DISCUSSION BELOW IS ONLY A SUMMARY OF THESE MATTERS, AND A HOLDER SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS SUPPLEMENT FOR ADDITIONAL IMPORTANT INFORMATION.

Form of Organization and Purposes

MACWH

MACWH is a limited partnership organized under the laws of the State of Delaware. MACWH primarily owns interests in regional malls and community shopping centers. MACWH may also invest in other types of assets and in any geographic areas that its general partner deems appropriate. We, as general partner of the Operating Partnership, the indirect parent company of MACWH, will cause MACWH to conduct the business of MACWH in a manner intended to permit us to be classified as a REIT under the Code.

Our Company

Our Company is a Maryland corporation organized under the Maryland General Corporation Law. We are a self-administered and self-managed REIT. Although our Company currently intends to continue to qualify as a REIT under the Code and to operate as a self-administered REIT, our Company is not under any contractual obligation to continue to qualify as a REIT, and our Company may discontinue this qualification or mode of operation in the future. Although our Company has no intention of ceasing to qualify as a REIT, some other real estate companies that previously operated as REITs have chosen to cease to qualify as REITs. Except as otherwise permitted in the Operating Partnership Agreement, our Company is obligated to conduct its activities through the Operating Partnership. Our Company is the sole general partner of the Operating Partnership.

Nature of Investment

MACWH

The MACWH Units and MACWH CPUs constitute equity interests entitling each limited partner in MACWH to a share of cash distributions made to the limited partners in MACWH.

Subject to certain limitations, MACWH Units receive a quarterly distribution, or common distribution amount, which will track, in part, quarterly dividends made on our Common Stock on an as-converted basis.

MACWH CPU holders in MACWH receive a quarterly distribution, or MACWH CPU return amount, comprised of both a fixed component and a component that floats with the regular dividend paid on shares of our Common Stock. Holders of MACWH CPUs are entitled to a quarterly distribution in an amount equal to approximately $0.896856 per unit plus the amount by which our regular quarterly dividend exceeds $0.65.

Subject to certain exceptions, the general partner generally must, at least quarterly, distribute 100% of the available cash generated by MACWH during the previous full calendar quarter or shorter period as follows:

•                  first, to the MACWH CPU holders who are partners on the applicable partnership record date for such distribution, pro rata to such MACWH CPU holders in proportion to the cumulative unpaid MACWH CPU return amount (as described in more detail above), if any, of each such MACWH CPU holder until the cumulative unpaid MACWH CPU return amount of each MACWH CPU holder is reduced to zero;

•                  second, to the MACWH CPU holders who are partners on the applicable partnership record date for such distribution, pro rata to such MACWH CPU holders in proportion to the MACWH CPU return amount (as described in more detail above) of each such MACWH CPU holder, until each such MACWH CPU holder has received an amount equal to the MACWH CPU return amount with respect to such distribution;

•                  third, to holders of the MACWH Units (“MACWH Unitholders”) (other than us, Walleye, the Operating Partnership or any of our or their respective subsidiaries or affiliates or any transferee of Walleye) who are partners on the applicable partnership record date for such distribution, pro rata among them in proportion to the cumulative unpaid common distribution amount, if any, of each such MACWH Unitholder until the cumulative unpaid common distribution amount of each such MACWH Unitholder is reduced to zero;

•                  fourth, to the MACWH Unitholders (other than us, Walleye, the Operating Partnership or any of our or their respective subsidiaries or affiliates or any transferee of Walleye) who are partners on the applicable partnership record date for such distribution, pro rata among such MACWH Unitholders in proportion to the common distribution amount, if any, of each such MACWH Unitholder, until each such MACWH Unitholder has received an amount equal to the common distribution amount with respect to such distribution; and

•                  thereafter and without limitation, one hundred percent (100%) to us, Walleye, the Operating Partnership, and our and their respective subsidiaries and affiliates or any transferee of Walleye (and any permitted transferee) pro rata in proportion to the MACWH Units held by us, Walleye, the Operating Partnership and our and their respective subsidiaries and affiliates or any transferee of Walleye (and any permitted transferee).

Notwithstanding the foregoing order of distributions, in no event may a partner receive a distribution with respect to a MACWH Unit or MACWH CPU if and to the extent that such MACWH Unit or MACWH CPU has been redeemed or exchanged prior to the applicable partnership record date for such distribution, or, in general, such MACWH CPU has been redeemed prior to the distribution date for such distribution. For example, if a partner receives a share of our Common Stock upon redemption of its MACWH Unit, that partner cannot receive both (a) a distribution with respect to that MACWH Unit and (b) a dividend with respect to our Common Stock for the quarter in which such MACWH Unit was redeemed.

No interest will be paid on accrued but unpaid MACWH CPU return amounts and MACWH Unit distribution amounts. MACWH will not pay any “subordinated amounts” unless and until the cumulative unpaid common distribution amounts and the common distribution amounts of all MACWH Unitholders (other than us, Walleye, the Operating Partnership or any of our or their respective subsidiaries or affiliates or any transferee of Walleye) have been paid. Subordinated amounts are amounts owed to or being paid to Walleye or any of its respective subsidiaries or affiliates or any transferee of Walleye by MACWH, including (a) any payment of principal or interest with respect to any indebtedness; (b) any payments with respect to any reimbursement of expenses incurred by us, Walleye or any of our or its respective subsidiaries or affiliates or any transferee of Walleye; (c) any compensation paid by MACWH to us, Walleye or any of our or their respective subsidiaries or affiliates or any transferee of Walleye for services rendered.

MACWH, and Walleye on behalf of MACWH, will not be required to make a distribution to any limited partner on account of its interest in MACWH if such distribution would violate Delaware law or other applicable law. However, any amounts not paid for such reasons will continue to accumulate as cumulative unpaid MACWH CPU return amount or cumulative unpaid common distribution amount, as applicable.

Our Company

Our Common Stock constitutes equity interests in our Company. For a more detailed description of our Common Stock, see “Description of Common Stock” in the accompanying prospectus. We are entitled to receive our proportionate share of distributions made by the Operating Partnership with respect to the MACWH Units owned by us. The dividends payable to holders of our stock will generally correspond to the distributions received by us from the Operating Partnership. However, dividends payable by us are only paid if, when and as authorized by the Board of Directors and declared by us out of assets legally available to pay dividends. Each holder of Common Stock is entitled to his or her proportionate share of any dividends or distributions paid with respect to the Common Stock held, subject to the preferences on dividends and distributions of any preferred stock issued and outstanding. To qualify as a REIT, we must distribute to our stockholders at least 90% of our taxable income, excluding capital gains, and corporate income tax will apply to any taxable income, including capital gains, not distributed.

Length of Investment

MACWH

MACWH has a stated term expiring on December 31, 2099 or earlier upon the happening of certain events, including, at the election of Walleye, if certain conditions described in the MACWH Agreement are satisfied, any event which causes Walleye to cease to be the general partner of MACWH (unless MACWH is continued in accordance with applicable law), disposition of all of MACWH’s assets, or dissolution of MACWH by a court of competent jurisdiction. MACWH has no specific plans for disposition of its assets. MACWH is a vehicle for holding a portfolio of investments in the real estate market.

Our Company

Our Company has a perpetual term, and we intend to continue our operations for an indefinite time period. Under our charter, the dissolution of our Company must be approved by the affirmative vote of the holders of not less than a majority of the shares of Common Stock entitled to vote on dissolution. We have an indirect interest in the properties and assets owned by the Operating Partnership and its affiliates. Holders of our Common Stock are expected to realize liquidity of their investments by trading their Common Stock on the New York Stock Exchange.

Liquidity

MACWH

Neither the MACWH Units nor the MACWH CPUs have been registered under the Securities Act or any state securities laws and therefore may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Securities Act and any applicable state securities laws, or unless an exemption from registration is available. MACWH Units and MACWH CPUs also may not be sold or otherwise transferred unless the other transfer restrictions discussed below have been satisfied. We and MACWH do not intend to register the MACWH Units or MACWH CPUs under the Securities Act or any state securities laws.

The MACWH Agreement provides that, without the consent of Walleye, limited partners may not in any way dispose of their interest in MACWH, other than to affiliates in accordance with the provisions and subject to the limitations in the MACWH Agreement. See “Description of MACWH Units and MACWH CPUs—Transfer Restrictions.”

Our Company

Any Common Stock issued upon redemption of MACWH Units will be registered under the Securities Act and be transferable, as long as the stockholder complies with the ownership limits in our charter. Our Common Stock is currently listed on the New York Stock Exchange under the ticker symbol “MAC.” The future breadth and strength of this secondary market for our Common Stock will depend, among other things, upon the amount of Common Stock outstanding, our financial results and prospects, the general interest in our real estate investments and real estate investments in general, and our dividend yield compared to that of other debt and equity securities.

Potential Dilution of Rights

MACWH

Subject to certain limitations on the ability to issue units to us, the Operating Partnership, or any direct or indirect subsidiary or affiliate of the Operating Partnership, Walleye can cause MACWH to issue additional units to the partners (including itself) or other persons for the consideration and on the terms and conditions that the general partner deems appropriate. These additional units may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties as the general partner may determine in its sole and absolute discretion subject to Delaware law. The interests of the limited partners in any cash available for distribution may be diluted if MACWH issues additional MACWH Units, MACWH CPUs or other ownership units.

Our Company

Our Board of Directors may, in its discretion, authorize the issuance of additional Common Stock and other equity securities of our Company, including one or more classes or series of common or preferred stock, with the voting rights, dividend rates, preferences, subordinations, conversion or redemption prices or rights, maturity dates, distribution, exchange or liquidation rights or other rights that the Board of Directors may specify at the time. The issuance of additional equity securities, redemption or conversion of outstanding partnership units and the exercise of employee stock options will result in the dilution of the interests of the stockholders. As permitted by applicable Maryland law, our charter contains a provision permitting the Board of Directors, without any action by our stockholders, to authorize the issuance of additional stock within the limits established in the charter. Under our charter, although our stockholders do not have any preemptive rights to subscribe to any securities of our Company, the Board of Directors is authorized to create such rights. See “Description of our Capital Stock—Selected Provisions of Maryland Law and of Our Charter and Bylaws” in the accompanying prospectus.

Management Control

MACWH

As general partner, Walleye has the power to cause MACWH to enter into certain major transactions, including acquisitions, developments and dispositions of properties and, generally, the incurrence of indebtedness. The MACWH Agreement provides the general partner with broad powers to act in furtherance of the business purposes of MACWH, including all activities pertaining to the acquisition and operation of its properties, provided that MACWH does not take, or refrain from taking, any action which the general partner believes will adversely affect our ability to qualify as a REIT. Limited partners have no power to remove the general partner and no voting rights relating to the operation and management of MACWH, except in connection with certain amendments to the MACWH Agreement and certain specified restrictions. The MACWH Agreement places certain limits on the general partner’s authority with regard to dissolving MACWH, transferring or assigning its general partnership interest in MACWH, disposing of all or substantially all of MACWH’s assets, and commencing a voluntary proceeding or consenting to an involuntary proceeding seeking liquidation, reorganization or other relief under bankruptcy or insolvency law.

Our Company

Our Board of Directors has exclusive control over the management of our business and affairs, limited only by express restrictions in our charter and bylaws, the Operating Partnership Agreement and applicable law. The Board of Directors is currently divided into three classes of directors with each class constituting one third of the total number of directors. Prior to our 2009 annual meeting, one class of our directors was elected at each annual meeting of stockholders to serve a three-year term.  At our 2008 annual meeting, our stockholders approved an amendment to our charter to declassify our Board. As a result of this charter amendment, a declassified Board structure will be phased in as follows: (a) certain current directors will continue to serve the remainder of their three-year terms, and (b) starting with the 2009 annual meeting, directors were and will be elected annually, so that by our 2011 annual meeting of stockholders, all directors will be elected annually.

The policies adopted by the Board of Directors may be altered or eliminated without a vote of the stockholders. Stockholders have limited rights to make proposals that will be considered and voted on at stockholder meetings, including the right to nominate directors for election. Stockholder proposals must be approved by the requisite number of stockholder votes and depending on the type of proposal they may not be binding on us. Accordingly, except for their vote in the elections of directors and limited rights to make proposals for consideration at stockholder meetings, stockholders have no control over our ordinary business policies.

Because a portion of the Board of Directors will be elected each year by the stockholders at our annual meeting through 2010 and the stockholders have limited rights to make proposals for consideration at stockholder meetings, the stockholders have greater control over the management of our Company than the limited partners have over MACWH.

Duties of General Partner and Directors

MACWH

Under Delaware law, Walleye, as the general partner of MACWH, is accountable to MACWH as a fiduciary and, consequently, is required to exercise good faith and integrity in all of its dealings with respect to partnership affairs. However, under the MACWH Agreement, Walleye is expressly under no obligation to consider the separate interests of the limited partners in deciding whether to cause MACWH to take or decline to take any action, and it is not liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by limited partners as a result of our decisions, provided that the general partner has acted in good faith and in accordance with the MACWH Agreement.

Our Company

Under Maryland law, our directors are required to perform their duties in good faith, in a manner that they reasonably believe to be in the best interests of the corporation and with the care of an ordinarily prudent person in a like position under similar circumstances. The Maryland General Corporation Law presumes that a director’s standard of care has been satisfied.

Management Liability and Indemnification

MACWH

As a matter of Delaware law, Walleye, as the general partner of MACWH, has liability for the payment of the obligations and debts of MACWH unless this liability is limited by the terms of the obligations or debt. Under the MACWH Agreement, MACWH has agreed to indemnify Walleye, any director, officer, manager, trustee or general partner of Walleye, or any entity that directly or indirectly controls Walleye (including us and the Operating Partnership) from and against all losses, claims, damages, liabilities, costs and expenses (including attorneys’ fees and costs), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operation of MACWH as set forth in the MACWH Agreement in which such indemnified person may be involved, unless the act or omission was in bad faith or the result of active and deliberate dishonesty and was material to the action; the party seeking indemnification received an improper personal benefit; or in the case of any criminal proceeding, the party seeking indemnification had reasonable cause to believe the act or omission was unlawful. The MACWH Agreement provides that these indemnification rights are non-exclusive of any other rights to which those seeking indemnification may be entitled.

MACWH may advance reasonable expenses incurred by an indemnified party before the final disposition of the proceeding, upon receipt by MACWH of an affirmation by the indemnified person of the indemnified person’s good faith belief that it is entitled to indemnification and an undertaking by the indemnified person to repay the amount if it is ultimately adjudged not to have been entitled to indemnification.

Our Company

Our charter includes provisions that limit the liability of directors and officers to us and to our stockholders for money damages to the fullest extent permitted under Maryland law. Our charter also requires us to indemnify our present directors and officers to the maximum extent permitted under Maryland law. These provisions apply to officers and directors acting in their capacity as officers and directors of our Company or of any other entity at our request. Our charter also requires us to make payments to our officers and directors for expenses they incur in advance of final determination of any claim or dispute for which they are seeking indemnification, in accordance with the procedures and to the full extent permitted by Maryland law. In addition, we have entered into indemnification agreements with our directors and some of our officers.

The Maryland General Corporation Law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; the director or officer actually received an improper personal benefit in money, property or services; or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Liability of Investors

MACWH

Under the MACWH Agreement and applicable state law, the liability of the limited partners for MACWH’s debts and obligations generally is limited to the amount of their investments in MACWH, together with their interest in MACWH’s undistributed income, if any. Also, if any limited partner has guaranteed MACWH’s indebtedness, as provided by the MACWH Agreement, the limited partner would be liable to the extent provided in its guaranty.

Our Company

Under the Maryland General Corporation Law, our stockholders are not liable for our debts and obligations. Their risk of loss is limited to the amount of their investments in us, together with their interest in our undistributed income, if any. The Common Stock, upon issuance in accordance with this prospectus supplement, will be fully paid and nonassessable. Thus, the limited partners in MACWH and our stockholders have substantially the same limited personal liability.

Voting Rights

MACWH

Under the MACWH Agreement, the limited partners have limited voting rights. The limited partners do not have voting rights relating to the operation and management of MACWH. In addition, the limited partners do not have the right to propose amendments to the MACWH Agreement, and certain types of amendments can be approved without the vote of the limited partners. However, certain amendments that would change the limited liability of a limited partner or change specified provisions in the MACWH Agreement with respect to distributions and allocations or the right to redeem units must be approved by each limited partner adversely affected by the amendment.

Neither we, the Operating Partnership nor Walleye, as the general partner of MACWH, may engage in an extraordinary transaction, except, in any such case, (a) if such extraordinary transaction is a permitted extraordinary transaction, as described in the MACWH Agreement, or (b) if limited partners holding two-thirds-in-interest of the MACWH Units and MACWH CPUs (on an as-converted basis), other than partnership units held by us, Walleye or any of our or its respective subsidiaries or affiliates, consent to such extraordinary transaction. The following events will be deemed an extraordinary transaction with regard to us, the Operating Partnership or Walleye:

•                  a merger (including a triangular merger), consolidation or other combination with or into another person (other than in connection with a change in our state of incorporation or organizational form or a merger with one of our direct or indirect subsidiaries);

•                  the direct or indirect sale, lease, exchange or other transfer of all or substantially all of our or its assets in one transaction or a series of related transactions;

•                  any reclassification, recapitalization or change of our or its outstanding equity interests (other than a change in par value, or from par value to no par value, or as a result of a stock split, dividend or similar subdivision); or

•                  the adoption of any plan of liquidation or dissolution whether or not in compliance with the provisions of the MACWH Agreement.

Our Company

The business and affairs of our Company are managed under the direction of the Board of Directors, which currently consists of nine members.  Prior to our 2009 annual meeting, one class of our directors was elected at each annual meeting of stockholders to serve a three-year term.  At our 2008 annual meeting, our stockholders approved an amendment to our charter to declassify our Board. As a result of this charter amendment, a declassified Board structure will be phased in as follows: (a) current directors will continue to serve the remainder of their three-year terms, and (b) starting with the 2009 annual meeting, directors will be elected annually, so that by our 2011 annual meeting of stockholders, all directors will be elected annually.  Each share of Common Stock has one vote.

Maryland law requires that certain major corporate transactions, including most amendments to our charter, may be consummated only with the approval of stockholders. Our bylaws and Maryland law permit any action that may be taken at a meeting of stockholders to be taken without a meeting if a written consent to the action is signed by holders of all outstanding shares of capital stock having a right to vote on the action. Maryland law also permits the charter of a Maryland corporation to contain a provision permitting action to be taken by the written or electronic consent of the holders of Common Stock entitled to cast not less than the minimum number of votes that would be necessary to take the action at a stockholders meeting. Our charter does not contain such a provision.

In addition to Common Stock, we have authorized shares of Series D Preferred Stock. The holders of Series D Preferred Stock, when and if issued, have no right to vote, except that so long as any Series D Preferred Stock is outstanding, the affirmative vote of a majority of the Series D Preferred Stock outstanding, voting as a separate class or voting as a single class with any other series of preferred stock which has the right to vote with the Series D Preferred Stock on such matter, will be necessary to materially and adversely affect the rights and preferences of Series D Preferred Stock.

Amendment of the MACWH Agreement or our Charter

MACWH

As the general partner, Walleye generally has the power, without the consent of any limited partners, to amend the MACWH Agreement as may be required to reflect any changes that it deems necessary or appropriate in its sole discretion, provided that the amendment does not adversely affect or eliminate any right granted to a limited partner that is protected by special voting provisions. See “—Voting Rights.”

Our Company

Under the Maryland General Corporation Law and our charter, most amendments to our charter will require the affirmative vote of the holders of at least two-thirds of the capital stock entitled to vote on the amendment. However, subject to the rights of any class or series of preferred stock, a majority of the entire Board of Directors may supplement the charter to designate new classes or series of common or preferred stock without stockholder approval.

Issuance of Additional Equity

MACWH

MACWH is generally authorized to issue MACWH Units, MACWH CPUs and other partnership interests, including partnership interests of different series or classes, as determined by Walleye as the general partner in its sole discretion. MACWH may issue MACWH Units, MACWH CPUs and other partnership interests to us, the general partner or any direct or indirect subsidiary or affiliate of the general partner as long as (a) we, the general partner, or the applicable subsidiary or affiliate makes a capital contribution to MACWH in an amount equal to the fair market value of such partnership unit or partnership interest (as determined in good faith by the general partner), or (b) such interests are issued to all of the partners in proportion to their respective interests in MACWH.

Absent the consent of two-thirds-in-interest-of the limited partners (with MACWH CPUs voting on an as-converted basis), MACWH may not issue partnership units or partnership interests to us, the general partner or a subsidiary or affiliate thereof if such partnership units or partnership interests (a) would have distribution rights senior to the limited partners currently holding limited partnership units or (b) would have rights to net losses that would result in a change in the priority of allocation of net losses in a manner that adversely affects any of the limited partners holding limited partnership units prior to such issuance.

No limited partner has any preemptive, preferential or other similar purchase right with respect to capital contributions or loans to MACWH or the issuance or sale of any partnership units or partnership interests.

Our Company

Subject to the rights and restrictions of any class or series of preferred stock, the Board of Directors may authorize the issuance, in its discretion, of additional Common Stock and other equity securities of our Company, including one or more classes of common or preferred stock, with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as the Board of Directors may establish.

Borrowing Policies

MACWH

MACWH has no restrictions on borrowings, and the general partner has full power and authority to borrow money on behalf of MACWH.

Our Company

We are not restricted under our charter from borrowing. However, under the Operating Partnership Agreement, we, as the general partner of the Operating Partnership, may not borrow money, except for the purpose of advancing funds to the Operating Partnership for any proper purpose of the Operating Partnership and except for certain loans from the Operating Partnership to our Company.

Permitted Investments

MACWH

MACWH’s purpose is to conduct any business that may be lawfully conducted by a Delaware limited partnership, provided that this business is to be conducted in a manner that permits us to be qualified as a REIT, unless we otherwise consent or cease to qualify as a REIT. MACWH is authorized to perform any and all acts for the furtherance of the purposes and business of MACWH, including making investments or entering into joint ventures or partnerships.

Our Company

Under our charter, we may engage in any lawful activity permitted by the Maryland General Corporation Law. Under the Operating Partnership Agreement, we, as the general partner of the Operating Partnership, must conduct all of our business activities through the Operating Partnership. However, we, as the general partner of the Operating Partnership, are also permitted to hold, directly or indirectly, up to a 1% interest in certain existing entities and may acquire an interest in other additional properties but only if the Operating Partnership is acquiring at least 99 times our proposed participation in the property.

USE OF PROCEEDS

We will receive no cash proceeds from any issuance of the Shares covered by this prospectus supplement, but we will acquire additional OP Units, MACWH Units and MACWH CPUs in exchange for any such issuances. We intend to hold any OP Units, MACWH Units and MACWH CPUs which we acquire.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the possible issuance by us of up to 50,000 Shares issued to holders of (1) OP Units issued upon conversion of Series D Preferred Units, (2) MACWH Units and/or (3) MACWH CPUs, and any of their pledgees, donees, transferees or other successors in interest. We may only offer the Shares to the holders of OP Units, MACWH Units and MACWH CPUs if the holders present them for redemption and we exercise our right to issue Common Stock to them instead of paying a cash amount.

We will bear all costs, expenses and fees in connection with the registration of the Shares.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Goodwin Procter LLP.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act of 1934 (the “Exchange Act”), and in accordance with the Exchange Act we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Macerich’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. In addition, you may read Macerich’s SEC filings at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

The information incorporated by reference herein is an important part of this prospectus supplement. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC prior to the termination of this offering, modifies or replaces this information. Macerich’s SEC file number is 001-12504. We are incorporating by reference the documents listed below, which were previously filed by us with the SEC:

•                  our Annual Report on Form 10-K for the year ended December 31, 2008, filed on February 27, 2009;

•                  those portions of our definitive Proxy Statement for the 2009 Annual Meeting of Stockholders that are incorporated by reference in our Form 10-K;

•                  our Quarterly Reports on Form 10-Q for the period ended March 31, 2009, filed on May 11, 2009; and for the period ended June 30, 2009, filed on August 7, 2009;

•                  the descriptions of Common Stock which are contained in registration statements filed under the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such descriptions;

•                  our Current Reports on Form 8-K filed on January 5, 2009, February 11, 2009 (with respect to Items 1.01, 5.03 and 9.01 only), May 1, 2009, May 27, 2009, May 28, 2009, June 12, 2009, June 23, 2009, July 31, 2009 and September 4, 2009; and

•                  all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering, except as to any portion of any future report or document that is not deemed filed under such provisions.

Upon request, we will provide, without charge, to each person to whom a copy of this prospectus supplement is delivered a copy of the documents incorporated by reference in this offering memorandum. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, by writing or telephoning us at the following:

The Macerich Company

401 Wilshire Boulevard, #700

Santa Monica, CA 90401-1452

Attention: Corporate Secretary

(310) 394-6000

PROSPECTUS

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS

RIGHTS

UNITS

We, or any selling securityholders to be identified in the future, may offer from time to time, in one or more series:

•           shares of our common stock;

•           shares of our preferred stock;

•           senior and/or subordinated debt securities;

•           warrants to purchase common stock, preferred stock and/or debt securities;

•           rights to purchase common stock, preferred stock and/or debt securities; and

•           units consisting of two or more of these classes or series of securities.

We, or any selling securityholders to be identified in the future, may offer these securities in amounts, at prices and on terms determined at the time of offering.  The specific plan of distribution for any securities to be offered will be provided in a prospectus supplement.  If we use agents, underwriters or dealers to sell these securities, a prospectus supplement will name them and describe their compensation.

The specific terms of any securities to be offered will be described in a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before you make an investment decision.

Our common stock is listed on the New York Stock Exchange under the symbol “MAC.”

Investing in our securities involves a high degree of risk.  See the “Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 26, 2008.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process.  By using a shelf registration statement, we may sell any combination of our common stock, preferred stock, debt securities, warrants, rights and units from time to time and in one or more offerings.  Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered (if other than common stock) and the specific terms of that offering.  The supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.  Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated, or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” refer to The Macerich Company, those entities owned or controlled by The Macerich Company and predecessors of The Macerich Company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s public reference facility at:

Securities and Exchange Commission
Room 1500
100 F Street, N.E.
Washington D.C. 20549

You may call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov.   In addition, you may inspect and copy reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement.  The full registration statement may be obtained from the SEC or us as indicated below.  Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers.  You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede the information included or incorporated by reference in this prospectus. We incorporate by reference in this prospectus the following information:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•                  Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007;

•                  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008;

•                  our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008;

•                  our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008;

•                  our Current Report on Form 8-K filed on May 8, 2008 (Accession No. 000104659-08-031270);

•                  our Current Report on Form 8-K filed on May 14, 2008;

•                  our Current Report on Form 8-K filed on September 5, 2008;

•                  our Current Report on Form 8-K filed on September 18, 2008;

•                  our Current Report on Form 8-K filed on October 14, 2008; and

•                  the description of our common stock, which is contained in a registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering, other than documents or information deemed furnished and not filed in accordance with SEC rules.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Corporate Secretary
The Macerich Company
401 Wilshire Boulevard, No. 700
Santa Monica, California 90401
Telephone: (310) 394-6000

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference, and any prospectus supplement will contain or incorporate by reference, statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended.  Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “projects,” “predicts,” “plans,” “believes,” “seeks,” and “estimates” and variations of these words and similar expressions. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Forward-looking statements include statements regarding, among other matters:

•      expectations regarding our growth;

•      our beliefs regarding our acquisition, redevelopment and development activities and opportunities;

•      our acquisition and other strategies;

•      regulatory matters pertaining to compliance with governmental regulations;

•      our capital expenditure plans and expectations for obtaining capital for expenditures; and

•      our expectations regarding our financial condition or results of operations.

We caution you that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements or the industry to differ materially from our future results, performance or achievements, or those of the industry, expressed or implied in such forward-looking statements.  We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made in “Item 1A. Risk Factors” of our Annual Report on Form 10-K/A for the year ended December 31, 2007 and in “Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and as such risk factors may be updated in subsequent SEC filings, as well as our other reports filed with the SEC and in any prospectus supplement. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or any prospectus supplement. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus or any prospectus supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

THE MACERICH COMPANY

We are involved in the acquisition, ownership, development, redevelopment, management, and leasing of regional and community shopping centers located throughout the United States. We are the sole general partner of, and own a majority of the ownership interests in, The Macerich Partnership, L.P., a Delaware limited partnership (the “Macerich Partnership”). As of September 30, 2008, Macerich Partnership owned or had an ownership interest in 72 regional shopping centers and 19 community shopping centers aggregating approximately 77 million square feet of gross leasable area.

We are a self-administered and self-managed real estate investment trust, or REIT, and conduct all of our operations through Macerich Partnership and our management companies.

We were organized as a Maryland corporation in September 1993.  Our principal executive offices are located at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401.  Our telephone number is (310) 394-6000.  Our website address is www.macerich.com.  Information on our website does not constitute part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED SHARE DISTRIBUTIONS

The table below presents our consolidated ratios of earnings to fixed charges for each of the periods indicated.  We computed these ratios by dividing earnings by fixed charges.  For this purpose, earnings consist of pretax income from continuing operations before minority interest, unconsolidated entities, cumulative effect of change in accounting principles, gain (loss) on sale of assets, and loss on early extinguishment of debt.  We further adjusted earnings by adding cash distributions from unconsolidated joint ventures and the management companies instead of the equity in their income and adding fixed charges net of capitalized interest.  Fixed charges consist of interest expense, whether capitalized or expensed, amortization of debt issuance costs, and preferred dividend requirements of consolidated subsidiaries, if any.

Nine Months Ended	Year Ended December 31,
September 30, 2008	2007	2006	2005	2004	2003
1.29x	1.63x	1.42x	1.42x	1.53x	1.45x

The table below presents our consolidated ratios of earnings to combined fixed charges and preferred share distributions for each of the periods indicated.  We computed these ratios by dividing earnings by combined fixed charges and preferred share distributions. The terms “earnings” and “fixed charges” have the meanings assigned above. The ratios are based solely on historical financial information and no pro forma adjustments have been made.

Nine Months Ended	Year Ended December 31,
September 30, 2008	2007	2006	2005	2004	2003
1.27x	1.59x	1.38x	1.38x	1.46x	1.35x

USE OF PROCEEDS

When we offer particular securities, we will describe in a prospectus supplement relating to the securities offered how we intend to use the proceeds from their sale.  We may invest funds not required immediately for such purposes in short-term investment grade securities.  We will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary description of the material terms of our capital stock. Provisions of our charter and our bylaws fix or may affect some of the terms of our capital stock. For a complete description of the terms of all of our capital stock, including our common stock, we refer you to the Maryland General Corporation Law, our charter and our bylaws. Our charter and our bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Capitalization

Our charter authorizes us to issue up to 220,000,000 shares of capital stock, consisting of 145,000,000 shares of common stock, $.01 par value per share, 15,000,000 shares of preferred stock, $.01 par value per share, and 60,000,000 shares of excess stock, $.01 par value per share (“excess stock”). As of November 1, 2008, we had

•                  76,272,874 shares of common stock (including shares of unvested restricted common stock) issued and outstanding; and

•                  1,961,345 shares of Series D Preferred Stock authorized, none of which are outstanding.

In addition, as of November 1, 2008, 143,934 shares of our common stock were reserved for issuance upon exercise of outstanding employee stock options, 12,881,231 shares of our common stock were reserved for issuance upon redemption of outstanding limited partnership units of Macerich Partnership and MACWH, L.P., and 1,257,134 shares of our common stock were reserved for issuance upon exercise of outstanding stock appreciation rights.

Shares of Series D Preferred Stock, if issued, could be converted into shares of our common stock based on a formula set forth in the applicable Articles Supplementary. As of the date of this prospectus, the conversion ratio is one-for-one. Rights of holders of Series D Preferred Stock include dividend and liquidation preferences over the holders of shares of our common stock and voting rights in some circumstances.

Our charter and Maryland law permit our board of directors, or any duly authorized committee thereof,  to classify and reclassify any unissued shares of our capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms and conditions of redemption of the classified or reclassified shares of our capital stock. The terms of any stock classified or reclassified by our board of directors or a duly authorized committee thereof in accordance with our charter will be set forth in articles supplementary filed with the State Department of Assessments and Taxation of Maryland prior to the issuance of any classified or reclassified stock.

Issuance of Excess Stock

Our charter provides that in the case of a “prohibited event,” the relevant stock will automatically be exchanged for excess stock, to the extent necessary to ensure that the purported transfer or other event does not result in a prohibited event.  A prohibited event is a purported transfer of stock or other event that will, if effective, result in any of the following:

•                  a person owning shares of our stock in excess of the ownership limit as determined in accordance with our charter or owning (directly or indirectly) more than a specified percentage of our common stock as determined in accordance with our charter (that person’s “percentage limitation”);

•                  shares of our common stock and preferred stock being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•                  our becoming “closely held” under Section 856(h) of the Internal Revenue Code (the “Code”) (determined without regard to Code Section 856(h)(2) and by deleting the words “the last half of” in the first sentence of Code Section 542(a)(2) in applying Code Section 856(h)); or

•                  our disqualification as a REIT.

Outstanding shares of excess stock will be held in trust. The trustee of the trust will be appointed by us and will be independent of us, any purported record or beneficial transferee and any beneficiary of such trust (the “beneficiary”). The beneficiary will be one or more charitable organizations selected by the trustee.

Our charter further provides that shares of excess stock are entitled to the same dividends as the shares of stock exchanged for excess stock (the “original shares”). The trustee, as record holder of the excess stock, is entitled to receive all dividends and distributions in respect of the excess stock as may be authorized by the board of directors and declared by us and will hold the dividends or distributions in trust for the benefit of the beneficiary. The trustee is also entitled to cast all votes that holders of the excess stock are entitled to cast. Shares of excess stock in the hands of the trustee will have the same voting rights as original shares. Upon our liquidation, dissolution or winding up, each share of excess stock will be entitled to receive ratably with each other share of stock of the same class or series as the original shares, the assets distributed to the holders of the class or series of stock. The trustee will distribute to the purported transferee the amounts received upon our liquidation, dissolution or winding up, but only up to the amount paid by the purported transferee, or the market price for the original shares on the date of the purported transfer, if no consideration was paid by the transferee, and subject to additional limitations and offsets set forth in our charter.

If, after the purported transfer or other event resulting in an exchange of stock for shares of excess stock, dividends or distributions are paid with respect to the original shares, then the dividends or distributions will be paid to the trustee for the benefit of the beneficiary. While shares of excess stock are held in trust, excess stock may be transferred by the trustee only to a person whose ownership of the original shares will not result in a prohibited event. At the time of any permitted transfer, the shares of excess stock will be automatically exchanged for the same number of shares of the same type and class as the original shares. Our charter contains provisions that prohibit the purported transferee of shares of excess stock from receiving in return for the transfer an amount that reflects any appreciation in the original shares during the period that the shares of excess stock were outstanding. Our charter requires any amount received by a purported transferee, in excess of the amount permitted to be received, to be paid to the beneficiary.

Our charter further provides that we may purchase, for a period of 90 days during the time the shares of excess stock are held in trust, all or any portion of the excess stock at the lesser of the price paid for the stock by the purported transferee (or if no consideration was paid, the market price at the time of such transaction) or the market price of the relevant shares as determined in accordance with our charter. The 90-day period begins on the date of the prohibited transfer if the purported transferee gives notice to the board of directors of the transfer or, if no notice is given, the date the board of directors determines in good faith that a prohibited transfer has been made.

These provisions contained in our charter will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Amendments to our charter require the affirmative vote of at least two-thirds of the shares entitled to vote. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of us without the approval of the board of directors.

All certificates representing shares of our common stock and our preferred stock bear or will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of our outstanding stock must file an affidavit with us containing the information specified in our charter within 30 days after January 1 of each year. In addition, these and other significant stockholders are required, upon demand, to disclose to us in writing the information with respect to their direct, indirect and constructive ownership of shares of our capital stock that our board of directors deems necessary to comply with the provisions of the Code applicable to a REIT.

Restrictions on Transfer and Ownership

For us to qualify as a REIT under the Code, both of the following conditions relating to ownership of shares must be satisfied:

•                  not more than 50% in value of our outstanding stock (after taking into account options to acquire stock) may be owned, directly or indirectly, by five or fewer “individuals” (as defined under the

Code to include some entities that would not ordinarily be considered “individuals”) during the last half of a taxable year; and

•                  shares of our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

See “Certain United States Federal Income Tax Considerations—Taxation of Our Company” and “—Requirements for Qualification.”

Our Charter Restricts the Ownership and Transfer of Shares of Our Capital Stock

Subject to exceptions specified in our charter, no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than the ownership limit. The attribution provisions are complex and may cause stock owned directly or indirectly by a group of related individuals or entities to be deemed to be owned by one individual or entity. As a result, the acquisition of less than 5% in value or in number of shares of stock (or the acquisition of an interest in an entity which owns stock) by an individual or entity could cause that individual or entity (or another individual or entity) to be deemed to own in excess of 5% in value or in number of shares of our outstanding capital stock, and thus subject that stock to the ownership limit. The board of directors, in its sole discretion (subject to certain limitations), may waive the ownership limit with respect to our stockholders, but is under no obligation to do so. As a condition of a waiver of the ownership limit, the board of directors may require opinions of counsel satisfactory to it or other conditions as it may direct, including an agreement from the applicant that the applicant will not act to threaten our REIT status. Our charter excludes from the ownership limit some persons and their respective families and affiliates, but provides that no excluded participant may own (directly or indirectly) more than the excluded participant’s percentage limitation, as described under “—Issuance of Excess Stock.”

Our charter provides that any purported transfer or issuance of shares, or other event, will be null and void if it results in a prohibited event. The intended transferee or purported owner in a transaction that results in a prohibited event will not acquire, and will retain no rights to, or economic interest in, those shares of stock. See “—Issuance of Excess Stock.”

Selected Provisions of Maryland Law and of Our Charter and Bylaws

In addition to the ownership limit, certain provisions of our charter and bylaws may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of our common stock might receive a premium for their common stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests. The following paragraphs summarize a number of these provisions, as well as selected provisions of the Maryland General Corporation Law.

Staggered Board of Directors

Prior to our 2008 annual meeting, our charter provided that our directors be divided into three classes, with each director holding office for a term of three years and until their successors are duly elected and qualify.  This classification made the replacement of the majority of our incumbent directors more time consuming and difficult.  At our 2008 annual meeting, our stockholders approved a board proposal to amend our charter to eliminate the classified board of directors.  Our declassified board structure will be phased in as follows:

•                  current directors, including those elected to three-year terms at our 2008 annual meeting, will continue to serve the remainder of their elected terms; and

•                  starting with the 2009 annual meeting of stockholders, directors will be elected annually so that by our 2011 annual meeting of stockholders, all directors will be elected annually.

Advance Notice of Director Nominations and New Business; Procedures for Special Meetings Requested by Stockholders

Our charter and bylaws provide that for any stockholder proposal to be presented in connection with an annual meeting or special meeting of our stockholders, including a proposal to nominate a director, the stockholder must have given timely written notice of the proposal to our secretary. The bylaws provide that nominations to the board of directors and the proposal of business to be considered by stockholders at an annual meeting of stockholders may be made only:

•                  pursuant to our notice of the meeting;

•                  by or at the direction of the board of directors; or

•                  by a stockholder who is a stockholder of record at the time such stockholder gives the notice required by our bylaws, who is entitled to vote at the meeting and who has complied with the advance notice procedures, including minimum and maximum time periods, set forth in our charter and bylaws.

Our bylaws also provide that only the business specified in our notice of meeting may be brought before a special meeting of stockholders. Nominations of persons for election to the board of directors at a special meeting of stockholders may be made only:

•                  pursuant to our notice of the meeting;

•                  by or at the direction of the board of directors; or

•                  if the board of directors has determined that directors shall be elected at such meeting, by a stockholder who is a stockholder of record at the time such stockholder gives the notice required by our bylaws, who is entitled to vote at the meeting and who has complied with the advance notice provisions, including minimum and maximum time periods, set forth in our charter or bylaws.

Our bylaws also contain special procedures applicable to a special meeting of stockholders that is called at the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Exemptions for the Principals from the Maryland Business Combination Law

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•                  any person who beneficially owns 10% or more of the voting power of the corporation’s voting stock; or

•                  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by two super-majority stockholder votes, unless, among other conditions, the holders of the corporation’s common stock receive a minimum price, as defined by Maryland law, for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its common stock. None of these provisions of Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation before the time that the interested stockholder becomes an interested stockholder. Furthermore, a person is not an interested stockholder if the transaction by which he or she would otherwise have become an interested stockholder is approved in advance by the board of directors.

As permitted by Maryland law, our charter exempts from these provisions any business combination between us and Mace Siegel, Arthur M. Coppola, Dana K. Anderson and Edward C. Coppola (the “principals”) and their respective affiliates or related persons.  As a result, these persons may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance with the super-majority vote requirements and the other provisions of the statute.

Non-Stockholder Constituencies

Under our charter, for the purpose of determining our and our stockholders’ best interests with respect to a proposed business combination or other transaction involving a change of control of us, our board of directors must give due consideration to all relevant factors, including, without limitation, the interests of our employees, the economy, community and societal interests and our and our stockholders’ long-term as well as short-term interests, including the possibility that these interests may be best served by our continued independence.

Other Provisions of Our Charter

Our charter authorizes our board of directors to classify and reclassify unissued shares and issue one or more series of common stock or preferred stock and authorizes the creation and issuance of rights entitling holders thereof to purchase from us shares of stock or other securities or property.

Control Share Acquisitions

Maryland law provides that the acquirer of certain levels of voting power in electing directors of a Maryland corporation (one-tenth or more, but less than one-third, one-third or more but less than a majority, and a majority or more) is not entitled to vote the shares in excess of the applicable threshold unless voting rights for the shares are approved at a meeting by holders of two-thirds of the disinterested shares or unless the acquisition of the shares has been specifically or generally approved or exempted from the statute by a provision in the corporation’s charter or bylaws adopted before the acquisition of the shares. Our charter exempts from these provisions voting rights of shares owned by the principals and their respective affiliates and related persons. Our bylaws also contain a provision exempting from this statute any acquisition by any person of shares of our common stock. There can be no assurance that this bylaw will not be amended or eliminated in the future.

Amendment to Our Charter and Bylaws

Amendments to our charter require the affirmative vote of holders of not less than two-thirds of all the votes entitled to be cast on the matter. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Director Removal

Subject to the rights of holders of any series of preferred stock, our charter provides that a director may be removed only for cause and only by the affirmative vote of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.

Our Dissolution

Our dissolution must be approved by our board of directors and by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.

Supermajority Vote for Extraordinary Corporate Actions

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, or engage in a share exchange or in a similar extraordinary corporate action unless approved by the corporation’s board of directors and the affirmative vote of holders of at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Except for Article Ninth of our charter, which provides that dissolution must be approved by the vote of holders of a majority of our outstanding shares of common stock entitled to vote on the matter, our charter does not provide for a lesser percentage in these situations.

Limitation of Liability of Directors

Our charter includes provisions that limit the liability of our directors and officers to us and to our stockholders for money damages to the fullest extent permitted under Maryland law. Our charter also requires us to indemnify our present directors and officers to the maximum extent permitted under Maryland law. In addition, we have entered into indemnification agreements with our directors and some of our officers.

DESCRIPTION OF OUR COMMON STOCK

Subject to the provisions of our charter regarding excess stock (as described above), the holders of our common stock have full voting rights, one vote for each share held of record. Subject to the provisions of our charter regarding excess stock and the rights of any holders of preferred stock, holders of our common stock are entitled to receive the dividends authorized by our board of directors out of funds legally available for this purpose. Upon our liquidation, dissolution or winding up (but subject to the provisions of our charter and the rights of holders of any preferred stock), the assets legally available for distribution to holders of our common stock will be distributed ratably among the holders of our common stock. Holders of our common stock have no preemptive or other subscription or conversion rights and no liability for further calls upon shares. See “Description of Our Capital Stock—Selected Provisions of Maryland Law and of Our Charter and Bylaws.” Our common stock is not subject to assessment.

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Under Maryland law and our bylaws, stockholders are entitled to receive prior notice of our annual and special meetings of stockholders. Notice is given to a stockholder when it is personally delivered to him or her, left at his or her residence or usual place of business, mailed to him or her at his or her address as it appears on our records or transmitted to him or her by electronic mail or other electronic means.

DESCRIPTION OF OUR PREFERRED STOCK

Under our charter, we may issue shares of preferred stock from time to time, in one or more series as authorized by our board of directors. Prior to issuance of shares of each series, our board of directors is required by the Maryland General Corporation Law to adopt resolutions and file Articles Supplementary with the State Department of Assessments and Taxation of Maryland, fixing for each series the designations, powers, preferences, conversion and other rights, voting powers, qualifications, limitations as to dividends, restrictions and terms and conditions of redemption. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of shares of our common stock might believe to be in their best interests or in which holders of some, or a majority, of shares of our common stock might receive a premium for their shares over the then market price of those shares. The preferred stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.  The terms of any preferred stock we offer under a prospectus supplement may differ from the terms we describe below.

The prospectus supplement relating to the series of preferred stock offered by that supplement will describe the specific terms of those securities, including:

•                  the title and stated value of that preferred stock;

•                  the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

•                  the dividend rates, periods and/or payment dates or methods of calculation thereof applicable to that preferred stock;

•                  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on that preferred stock will accumulate;

•                  the voting rights applicable to that preferred stock;

•                  the procedures for any auction and remarketing, if any, for that preferred stock;

•                  the provisions for a sinking fund, if any, for that preferred stock;

•                  the provisions for redemption, if applicable, of that preferred stock;

•                  any listing of that preferred stock on any securities exchange;

•                  the terms and conditions, if applicable, upon which that preferred stock will be convertible into shares of common stock, including the conversion price (or manner of calculation of the conversion price) and conversion period;

•                  a discussion of federal income tax considerations applicable to that preferred stock;

•                  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

•                  in addition to those limitations described elsewhere in this prospectus and any prospectus supplement, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•                  any other specific terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•                  senior to all classes or series of common stock and to all equity securities issued by us the terms of which expressly provide that those equity securities rank junior to the preferred stock;

•                  on a parity with all equity securities issued by us the terms of which so provide or which do not expressly provide that those equity securities rank junior or senior to the preferred stock; and

•                  junior to all equity securities issued by us the terms of which expressly provide that those equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of shares of our preferred stock will be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend will be payable to holders of record as they appear on our stock transfer books on the record dates as may be fixed by our board of directors.

Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of that series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on such series or class are declared or paid for any future period.

Except as provided in the following paragraph, unless full cumulative dividends on the preferred stock of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in the common stock or other stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon liquidation) may be authorized or paid or set aside for payment nor may any other distribution be authorized or made on the common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or upon liquidation. In addition, common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or upon liquidation may not be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon liquidation).

When dividends for all past dividend periods are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends authorized on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that series or class of preferred stock will be authorized pro rata, so that the amount of dividends authorized per share on the preferred stock of that series or class and such other series or class of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the shares of preferred stock of that series or class (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend) and that other series or class of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of that series or class that may be in arrears.

Any dividend payment made on shares of a series or class of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

In determining whether a distribution by dividend, redemption or other acquisition of stock or otherwise is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution will not be added to our total liabilities.

Redemption

If the applicable prospectus supplement so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.

The prospectus supplement relating to a series or class of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that are to or may be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends on that preferred stock (which will not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless full cumulative dividends on all outstanding shares of that series or class of preferred stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for all past dividend periods and the then current dividend period, we may not redeem any shares of that series or class of preferred stock unless all outstanding shares of preferred stock of that series or class are simultaneously redeemed and may not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that series or class (except by conversion into or exchange for our stock ranking junior to the preferred stock of that series or class as to dividends and upon liquidation). However, this will not prevent the purchase or acquisition of shares of preferred stock of that series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series or class.

If fewer than all of the outstanding shares of preferred stock of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us, and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by those holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

Notice of redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each holder of record of a share of preferred stock of any series to be redeemed at the address shown on our stock transfer books. Each notice will state:

•                  the redemption date;

•                  the number of shares and series of the preferred stock to be redeemed;

•                  the redemption price;

•                  the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

•                  that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•                  the date upon which the holder’s conversion rights, if any, as to the shares will terminate.

If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder will also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any shares of preferred stock has been given, and if the funds necessary for that redemption have been irrevocably set apart by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on those shares of preferred stock, those shares of preferred stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, then, before we will make any distribution or payment to the holders of common stock or any other series or class of stock ranking junior to any series or class of the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of that series or class of preferred stock will be entitled to receive, after payment or provision for payment of our debts and other liabilities and amounts due to stockholders whose preferential rights are senior to those of that series or class of preferred stock, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid on the preferred stock (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.

If, upon any voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other such classes or series of stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of any series or class of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, none of the following will be deemed to constitute a liquidation, dissolution or winding up of our affairs: (i) a consolidation, merger or other business combination of our Company with one or more corporations, REITs or other entities, (ii) our dissolution, liquidation, winding up, or reorganization immediately followed by incorporation of another entity to which such assets are distributed, (iii) a sale, lease, conveyance or other disposition of all or substantially all of our assets, properties or business to another entity or (iv) a statutory share exchange by us.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as indicated in the applicable prospectus supplement.

Unless provided otherwise for any series or class of preferred stock, so long as any shares of preferred stock of a series or class remain outstanding, we will not:

•                  without the affirmative vote or consent of the holders of at least a majority of the shares outstanding at that time of that series or class of preferred stock (voting as a single class with all other series or classes of preferred stock upon which like voting rights have been conferred and are exercisable), given in person or by proxy, either in writing or at a meeting, authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to that series or class of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized stock into any of those shares, or  create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

•                  without the affirmative vote or consent of the holders of at least a majority of the shares outstanding at that time of that series or class of preferred stock (voting as a single class with any other series or classes of preferred stock upon which like voting rights have been conferred and are exercisable), given in person or by proxy, either in writing or at a meeting, amend, alter or repeal the provisions of our charter or articles supplementary for such series or class of preferred stock so as to materially and adversely alter or change the rights, preferences or privileges of that series or class of preferred stock.

However, no such vote or consent is required in connection with (i) any increase in the total number of our authorized shares; (ii) the authorization or increase of any class or series of shares of stock ranking, as to distribution rights and liquidation preference, on a parity with or junior to that series or class of preferred stock; (iii) any merger or consolidation in which we are the surviving entity if, immediately after the merger or consolidation, there are outstanding no shares of stock and no securities convertible into shares of stock ranking as to distribution rights or liquidation preference senior to that series or class of preferred stock other than our securities outstanding prior to such merger or consolidation; (iv) any merger or consolidation in which we are not the surviving entity if, as result of the merger or consolidation, the holders of that series or class of preferred stock receive shares of stock or other equity securities with preferences, rights and privileges substantially identical with the preferences, rights and privileges of that series or class of preferred stock and there are outstanding no shares of stock or stock or other equity securities of the surviving entity ranking as to distribution rights or liquidation preference senior to that series or class of preferred stock other than our securities outstanding prior to such merger or consolidation; or (v) the dissolution, liquidation or winding up of our Company.

These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required will be effected, all outstanding shares of that series or class of preferred stock have been redeemed or called for redemption upon proper notice and (i) sufficient funds have been deposited in trust to effect that redemption or (ii) in a case involving an issuance of stock ranking senior to such series or class of preferred stock, the redemption price (other than any portion thereof consisting of accrued and unpaid dividends) is to be paid solely from the proceeds of such issuance.

Conversion Rights

The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include:

•                  the number of shares of common stock into which the preferred stock is convertible;

•                  the conversion price (or manner of calculation of the conversion price);

•                  the conversion period;

•                  provisions as to whether conversion will be at our option or the option of the holders of the preferred stock;

•                  the events requiring an adjustment of the conversion price; and

•                  provisions affecting conversion in the event of the redemption of the preferred stock.

Transfer Agent

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue any senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture.  We will issue any subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture.  We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939.  We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities.  Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series.  We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•                  the title;

•                  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•                  any limit on the amount that may be issued;

•                  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•                  the maturity date(s);

•                  the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•                  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•                  the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•                  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•                  the terms of the subordination of any series of subordinated debt;

•                  the place where payments will be payable;

•                  restrictions on transfer, sale or other assignment, if any;

•                  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•                  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•                  provisions for a sinking fund, purchase or other analogous fund, if any;

•                  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•                  a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•                  information describing any book-entry features;

•                  the procedures for any auction and remarketing, if any;

•                  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•                  if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•                  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants, including restrictive covenants, provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Material United States federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities similar to the debt securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•                  if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•                  if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•                  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•                  if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal or, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•                  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•                  subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•                  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•                  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee, to institute the proceeding as trustee; and

•                  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modification of Indentures; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•                  to fix any ambiguity, omission, defect or inconsistency in the indenture;

•                  to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•                  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•                  to evidence and provide for the acceptance of appointment by a successor trustee;

•                  to provide for uncertificated debt securities;

•                  to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

•                  to add any additional events of default;

•                  to provide for the issuance of and establish the form and terms and conditions of any series of debt securities as provided in an indenture, to establish the form of any certifications required to be furnished pursuant to an indenture  or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•                  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•                  to make any other provisions with respect to matters or questions arising under an indenture, provided that such action shall not adversely affect the interests of holders or any related coupons in any material respect; provided further, that any change to an indenture to conform it to this prospectus or the applicable prospectus supplement shall be deemed not to adversely affect the interests of holders in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•                  changing the stated fixed maturity of, or any payment date of any installment of interest on, the debt securities;

•                  reducing the principal amount, reducing the rate of interest on, or reducing any premium payable upon the redemption of any debt securities; or

•                  reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Defeasance and Discharge

The indentures provide that we may elect, with respect to the debt securities of any series to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities) on the 91st day after the deposit with the trustee, in trust, of money and/or U.S. government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)), on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities.

Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel (who may be counsel to us) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service (which opinion must be based on a change in applicable U.S. federal income tax law after the date of the indenture or a ruling published by the U.S. Internal Revenue Service after the date of the indenture), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. The designation of such provisions, U.S. federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. If so specified with respect to the debt securities of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•                  issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•                  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check which we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. We may issue warrants independently of or together with shares of our common stock, shares of our preferred stock or debt securities offered by any prospectus supplement, and we may attach the warrants to, or issue them separately from, shares of common stock, shares of preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust with any holders of warrant certificates or beneficial owners of warrants. The following summaries of certain provisions of the warrant agreements and warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the warrant agreement and the warrant certificates relating to each series of warrants which we will file with the SEC and incorporate by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of any series of warrants.

General

The applicable prospectus supplement will describe the terms of the warrants, including as applicable:

•                  the offering price;

•                  the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price;

•                  the number of warrants being offered;

•                  the date, if any, after which the warrants and the underlying securities will be transferable separately;

•                  the date on which the right to exercise the warrants will commence, and the date on which the right will expire (the “Expiration Date”);

•                  the number of warrants outstanding, if any;

•                  any material United States federal income tax consequences;

•                  the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

•                  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants will be offered and exercisable for United States dollars only and will be in registered form only.

Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase shares of common stock or preferred stock will not have any rights of holders of shares of common stock or preferred stock, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

Certain Risk Considerations

Any warrants we issue will involve a degree of risk, including risks arising from fluctuations in the price of the underlying shares of common stock, shares of preferred stock or debt securities and general risks applicable to the securities market (or markets) on which the underlying securities trade, as applicable.

Prospective purchasers of the warrants will need to recognize that the warrants may expire worthless and, thus, purchasers should be prepared to sustain a total loss of the purchase price of their warrants. This risk reflects the nature of a warrant as an asset which, other factors held constant, tends to decline in value over time and which may, depending on the price of the underlying securities, become worthless when it expires. The trading price of a warrant at any time is expected to increase if the price of or, if applicable, dividend rate on, the underlying securities increases. Conversely, the trading price of a warrant is expected to decrease as the time remaining to expiration of the warrant decreases and as the price of or, if applicable, dividend rate on, the underlying securities, decreases. Assuming all other factors are held constant, the more a warrant is “out-of-the-money” (i.e., the more the exercise price exceeds the price of the underlying securities and the shorter its remaining term to expiration), the greater the risk that a purchaser of the warrant will lose all or part of his or her investment. If the price of the underlying securities does not rise before the warrant expires to an extent sufficient to cover a purchaser’s cost of the warrant, the purchaser will lose all or part of his or her investment in the warrant upon expiration.

In addition, prospective purchasers of the warrants should be experienced with respect to options and option transactions, should understand the risks associated with options and should reach an investment decision only after careful consideration, with their financial advisers, of the suitability of the warrants in light of their particular financial circumstances and the information discussed in this prospectus and, if applicable, the prospectus supplement. Before purchasing, exercising or selling any warrants, prospective purchasers and holders of warrants should carefully consider, among other things:

•                  the trading price of the warrants;

•                  the price of the underlying securities at that time;

•                  the time remaining to expiration; and

•                  any related transaction costs.

Some of the factors referred to above are in turn influenced by various political, economic and other factors that can affect the trading price of the underlying securities and should be carefully considered prior to making any investment decisions.

Purchasers of the warrants should further consider that the initial offering price of the warrants may be in excess of the price that a purchaser of options might pay for a comparable option in a private, less liquid transaction. In addition, it is not possible to predict the price at which the warrants will trade in the secondary market or whether any such market will be liquid. We may, but will not be obligated to, file an application to list any warrants on a United States national securities exchange. To the extent that any warrants are exercised, the number of warrants outstanding will decrease, which may result in a lessening of the liquidity of the warrants. Finally, the warrants will constitute our direct, unconditional and unsecured obligations, and as such will be subject to any changes in our perceived creditworthiness.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase that number or amount of underlying securities, at the exercise price, as will in each case be described in the prospectus supplement relating to the offered warrants. After the close of business on the Expiration Date (which may be extended by us), unexercised warrants will become void.

Holders may exercise warrants by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying securities purchasable upon exercise, together with the information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five business days of the warrant certificate evidencing the exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement the warrant agreement without the consent of the holders of the warrants issued under the agreement to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders.

DESCRIPTION OF RIGHTS

We may issue rights for the purchase of shares of our common stock, shares of our preferred stock or debt securities. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:

•                  the date for determining the persons entitled to participate in the rights distribution;

•                  the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•                  the aggregate number of rights being issued;

•                  the date, if any, on and after which the rights may be transferable separately;

•                  the date on which the right to exercise the rights commences and the date on which the right expires;

•                  the number of rights outstanding, if any;

•                  any material United States federal income tax consequences; and

•                  any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Rights will be exercisable for United States dollars only and will be in registered form only.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•                  the date, if any, on and after which the units may be transferable separately;

•                  whether we will apply to have the units traded on a securities exchange or securities quotation system;

•                  any material United States federal income tax consequences; and

•                  how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations regarding our qualification and taxation as a REIT and the material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our securities.  This discussion is based upon the provisions of the Code, the final and temporary Treasury regulations promulgated thereunder and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations.  This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to an investor’s decision to purchase shares of our common stock, nor any tax consequences arising under the laws of any state, locality or foreign jurisdiction or under any federal tax laws other than U.S. federal income tax laws.  This summary is not intended to be applicable to all categories of investors, such as dealers in securities, banks, thrifts, or other financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, U.S. expatriates, persons that hold common stock as part of a straddle, conversion transaction, or hedge, partnerships or other pass-through entities and persons holding our common stock through a partnership or other pass-through entity, a holder who received our stock through the exchange of employee stock options or otherwise as compensation, persons deemed to sell our common stock under the constructive sale provisions of the Code, persons whose “functional currency” is other than the U.S. dollar, holders subject to the alternative minimum tax, foreign governments or international organizations, each of which may be subject to special rules.  In addition, this discussion is limited to persons who hold our common stock as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code.

The sections of the Code relating to qualification and operation as a REIT, and the U.S. federal income tax treatment of a REIT and its stockholders, are highly technical and complex.  The following discussion sets forth only the material aspects of those sections.  This summary is qualified in its entirety by the applicable Code provisions and the related rules and Treasury regulations.

THIS SECTION IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING.  YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO YOU REGARDING THE PURCHASE, OWNERSHIP AND SALE OF THE SECURITIES BEING OFFERED BY THIS PROSPECTUS.  YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISOR REGARDING THE IMPACT OF POTENTIAL CHANGES IN THE APPLICABLE TAX LAWS.

Taxation of Our Company

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ending December 31, 1994.  We believe that we are organized and have operated in a manner that qualifies us for taxation as a REIT under the Code.  We further believe that our proposed future method of operation will enable us to continue to qualify as a REIT.  However, no assurances can be given that our beliefs or expectations will be fulfilled, since qualification as a REIT depends on our continuing to satisfy numerous asset, income and distribution tests described below, which in turn depends, in part, on our operating results.

We generally are not subject to U.S. federal income tax on the portion of our taxable income or capital gain that is distributed to stockholders annually as long as we qualify as a REIT.  This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that typically results from investment in a corporation.

Notwithstanding our qualification as a REIT, we are subject to U.S. federal income tax as follows:

•                  we are taxed at normal corporate rates on any undistributed net income (including undistributed net capital gains);

•                  if we fail to satisfy either the 75% or the 95% gross income tests (discussed below), but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of (1) the amount by which we fail the 75% test and (2) the excess of 95% of our gross income over the amount of gross income attributable to sources that qualify under the 95% test, in either case, multiplied by a fraction intended to reflect our profitability;

•                  pursuant to provisions in recently enacted legislation, if we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax;

•                  we are subject to a tax of 100% on net income from any “prohibited transaction;”

•                  we are subject to tax, at the highest corporate rate, on net income from (1) the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property;

•                  if we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain income for the year and (3) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed plus (b) the amounts with respect to which certain taxes are imposed on us;

•                  if we acquire any asset from a “C corporation” (that is, a corporation generally subject to the full corporate level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we recognize gain on the disposition of the asset during a ten-year period beginning on the date that we acquired the asset, then the asset’s “built-in” gain generally will be subject to tax at the highest regular corporate rate;

•                  we are subject to the corporate alternative minimum tax, as well as additional taxes if we find ourselves in situations not presently contemplated; and

•                  a 100% tax may be imposed on certain transactions between a REIT and a taxable REIT subsidiary that do not reflect arm’s length terms.

Our management companies that are referred to as “taxable REIT subsidiaries” (within the meaning of Section 856(l)(1) of the Code), including Macerich Management Company and Westcor Partners, LLC, are taxed on their income at regular corporate rates.  We use the calendar year both for U.S. federal income tax purposes and for financial reporting purposes.

Requirements for Qualification

To qualify as a REIT for U.S. federal income tax purposes, we must elect to be treated as a REIT, and we must meet various (a) organizational requirements, (b) gross income tests, (c) assets tests and (d) annual distribution requirements.

Organizational Requirements.  We must be organized as a corporation, trust or association:

(1)                                  that is managed by one or more trustees or directors;

(2)                                  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)                                  that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)                                  that is neither a financial institution nor an insurance company subject to specified provisions of the Code;

(5)                                  the beneficial ownership of which is held by 100 or more persons;

(6)                                  during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, or by application of certain constructive ownership rules, by five or fewer individuals (as defined in the Code to include some entities that would not ordinarily be considered “individuals”); and

(7)                                  that meets other tests, described below, regarding the nature of its income and assets.

The Code provides that conditions (1) through (4) must be met during our entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.  Our charter provides for restrictions regarding transfer of our capital stock, in order to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above.  These transfer restrictions are described in “Description of Our Capital Stock—Restrictions on Transfer and Ownership.”

We are treated as having satisfied condition (6) above if we comply with the regulatory requirements to request information from our stockholders regarding their actual ownership of our stock, and do not know, or in exercising reasonable diligence would not have known, that we failed to satisfy this condition.  If we fail to comply with these regulatory requirements for any taxable year we will be subject to a penalty of $25,000, or $50,000 if such failure was intentional.  However, if our failure to comply was due to reasonable cause and not willful neglect, no penalties will be imposed.

Gross Income Tests.  We must satisfy the following two separate gross income tests each year:

•                  75% Gross Income Test.  At least 75% of our gross income (excluding gross income from prohibited transactions and certain foreign currency gains recognized after July 30, 2008) must consist of income derived directly or indirectly from investments relating to real property or mortgages on real property (generally including rents from real property, dividends from other REITs, and, in some circumstances, interest on mortgages), or some types of temporary investment income.

•                  95% Gross Income Test.  At least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains recognized after July 30, 2008) must consist of items that satisfy the 75% gross income test and certain other items, including dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of these types of income).

Rents from Real Property.  Rents received by us qualify as “rents from real property” in satisfying the gross income tests described above if the following conditions are met.  First, the amount of rent must not be based, in whole or in part, on the income or profits of any person.  An amount received or accrued generally is not excluded from the term “rents from real property” solely because the amount is based on a fixed percentage or percentages of receipts or sales.  Second, we, or an owner of 10% or more of our equity securities, must not directly or constructively own 10% or more of a tenant.  Third, if more than 15% of the total rent we receive under a lease is attributable to personal property leased in connection with a lease of real property, then the portion of rent attributable to that personal property does not qualify as “rents from real property.” Finally, we generally must not operate or manage the property, or furnish or render services to the tenants of the property, other than through an independent contractor from whom we do not derive revenue.  However, we may directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only or are not otherwise considered “rendered to the occupant” for its convenience.  A de minimis amount of up to 1% of the gross income may be received by us from each property from the provision of non-customary services without disqualifying all other amounts received from that property as “rents from real property.” However, the de minimis amount itself will not qualify as “rents from real property” for purposes of the 75% and 95% gross income tests.  In addition, we may furnish certain services (including “non-customary” services) through a taxable REIT subsidiary, which includes a corporation other than a REIT in which we hold stock and that has made a joint election with us to be treated as a taxable REIT subsidiary.  As mentioned above, a taxable REIT subsidiary is subject to U.S. federal income tax at regular corporate rates.

For purposes of the above, rents received from a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by our taxable REIT subsidiary are substantially comparable to rents by our other tenants for comparable space.  Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease.  Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock representing more than 50% of the total voting power or value of the outstanding stock of such taxable REIT subsidiary.

Certain of our affiliates, including Macerich Property Management Company, LLC and Macerich Westcor Management, LLC, have provided and will continue to provide services with respect to shopping centers wholly owned by us (“Centers”) and any newly-acquired, wholly-owned property of the Macerich Partnership our operating partnership or certain of our property partnerships.  We believe that all of the services so provided were and will be of the type usually or customarily rendered in connection with the rental of space for occupancy only.  Therefore, the provision of those services will not cause the rents received with respect to the Centers or newly-acquired centers to fail to qualify as rents from real property for purposes of the 75% and 95% gross income tests.  In addition, we have elected taxable REIT subsidiary status with respect to certain of our affiliates.  If Macerich Partnership or a property partnership contemplates providing services in the future that reasonably might be expected to fail the “usual or customary” standard, it will arrange to have those services provided by an independent contractor from which neither Macerich Partnership nor any property partnership receives any income, or by one of our taxable REIT subsidiaries.

Prohibited Transactions.  Net income from prohibited transactions is subject to a 100% tax.  The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business.  We believe that none of the assets owned by Macerich Partnership, the property partnerships, or us are held for sale to customers.  Further, the sale of any Center and associated property will not be in the ordinary course of business of Macerich Partnership, the relevant property partnership or us.  We will attempt to comply with the terms of the safe harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions.  However, we may not always comply with the safe harbor and in the absence of the safe harbor whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances, including those related to a particular property.  As such, complete assurance cannot be given that we can comply with the safe harbor provisions of the Code or avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of business.”

Effect of Subsidiary Entities.  In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share.  In addition, the character of the assets and gross income of the partnership will remain the same in the hands of the REIT for U.S. federal income tax purposes.  Thus, our proportionate share of the assets, liabilities and items of income of Macerich Partnership and our property partnerships will be treated as our assets, liabilities and items of income for purposes of applying the REIT requirements described in this prospectus supplement.

Our investment in the Centers directly or indirectly through Macerich Partnership and property partnerships should give rise to qualifying income in the form of rents and gains on the sales of Centers.  Substantially all income derived by us from our taxable REIT subsidiaries will be in the form of dividends on the stock and equity interests owned by Macerich Partnership.  While these dividends only satisfy the 95% (and not the 75%) gross income test, we anticipate that non-qualifying income on our investments (including dividend income) will not result in our failing any of the gross income tests.

Redetermined Rents.  Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax.  In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.  Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code.  Safe harbor provisions are provided where generally:

•                  amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

•                  the taxable REIT subsidiary renders a significant amount of similar services to unrelated parties, and the charges for such services are substantially comparable;

•                  rents paid to the REIT by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the REIT’s tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary, and the charge for services is separately stated; and

•                  the taxable REIT subsidiary’s gross income from the services is not less than 150% of the subsidiary’s direct cost in furnishing or rendering the service.

Relief Provisions for Failing the 75% or the 95% Gross Income Tests.  If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under provisions of the Code.  Relief provisions are generally available if:

•                  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service (the “IRS”) setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with forthcoming Treasury regulations; and

•                  our failure to meet these tests was due to reasonable cause and not willful neglect.

However, it is not possible to state whether in all circumstances we would be entitled to the benefit of these relief provisions.  As discussed above in “—Taxation of our Company,” even if the relief provisions apply, a tax will be imposed with respect to some or all of our excess nonqualifying gross income, reduced by approximated expenses.

Asset Tests.  We must satisfy the following four tests relating to the nature of our assets at the close of each quarter of our taxable year:

•                  at least 75% of the value of our total assets must be represented by real estate assets (including (1) our allocable share of real estate assets held by partnerships in which we own an interest, (2) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of our company, cash, cash items and government securities and (3) stock in other REITs);

•                  not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

•                  of the investments included in the 25% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets (unless the issuer is a taxable REIT subsidiary), and we may not own more than 10% of the vote or value of any one issuer’s outstanding securities (unless the issuer is a taxable REIT subsidiary or we can avail ourselves of the rules relating to certain securities and “straight debt” summarized below); and

•                  not more than 20% of the value of our total assets (25% for taxable years beginning after July 30, 2008) may be represented by securities of one or more taxable REIT subsidiaries.

For purposes of these tests, the term “securities” does not include equity or debt securities of a qualified REIT subsidiary, mortgage loans that constitute real estate assets, other securities included in the 75% asset class above, or equity interests in a partnership.  The term “securities,” however, generally includes debt securities issued by a partnership or another REIT.  However, “straight debt” securities and certain other obligations, including loans to individuals or estates, certain specified loans to partnerships, certain specified rental agreements and securities issued by REITs are not treated as “securities” for purposes of the “10% value” asset test.  “Straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors (subject to certain specified exceptions), and (iii) the issuer is either not a corporation or partnership, or the only securities of the issuer held by us, and certain of our taxable REIT subsidiaries, subject to a de minimis exception, are straight debt and other specified assets.

Our investment in the Centers through our interest in Macerich Partnership and property partnerships will constitute qualified assets for purposes of the 75% asset test.

Macerich Partnership owns 100% of the outstanding stock of Macerich Management Company, which has elected taxable REIT subsidiary status.  In addition, Macerich Partnership owns indirectly 100% of the interests in Westcor Partners, LLC, which also has elected taxable REIT subsidiary status.  Because we have a partnership interest in Macerich Partnership, we are deemed to own our pro rata share of the assets of Macerich Partnership, including the securities of Macerich Management Company and the interests in Westcor Partners, LLC.  Macerich Property Management Company, LLC and Macerich Westcor Management, LLC are both single member limited liability companies that are disregarded for U.S. federal income tax purposes.

Because the management companies are either taxable REIT subsidiaries or are disregarded entities for U.S. federal income tax purposes, Macerich Partnership does not violate the limitation on holding more than 10% of the voting securities of any one issuer.  In addition, not more than 20% of our total assets consists of securities issued by the management companies that have elected taxable REIT subsidiary status.

The above asset tests must be satisfied not only on the date that we acquire, directly or through Macerich Partnership, securities in the applicable issuer, but also in each quarter we acquire any security or other property, including as a result of increasing our interest in Macerich Partnership.  After initially meeting the asset tests at the beginning of any quarter, we will not lose our REIT status if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets.  If the failure to satisfy the asset tests results from the acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient non-qualifying assets or acquisition of sufficient qualifying assets within 30 days after the close of that quarter.  Although we believe we have satisfied the asset tests and plan to take steps to ensure that we satisfy such steps for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in Macerich Partnership’s overall interest in an issuer.  If we fail to cure the noncompliance with the asset tests within this 30-day period, we could fail to qualify as a REIT.

In certain cases, we may avoid disqualification for any taxable year if we fail to satisfy the asset tests after the 30 day cure period.  We will be deemed to have met certain of the REIT asset tests if the value of our non-qualifying assets for such tests (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the non-qualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by forthcoming Treasury regulations.  For violations due to reasonable cause rather than willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT, after the 30 day cure period, by taking steps including (i) the disposition of sufficient assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by forthcoming Treasury regulations, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets, and (iii) disclosing certain information to the IRS.  If we fail the asset test and cannot avail ourselves of these relief provisions, we may fail to qualify as a REIT.

Annual Distribution Requirements.  We are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (1) 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain) and (2) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of specified items of noncash income.  Dividends must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for that year and if paid on or before the first regular dividend payment after the declaration.  To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular ordinary and capital gains corporate tax rates, as applicable.  We may designate all or a portion of our undistributed net capital gains as being includable in the income of our stockholders as gain from the sale or exchange of a capital asset.  If so, the stockholders receive an increase in the basis of their stock in the amount of the income recognized.  Stockholders are also to be treated as having paid their proportionate share of the capital gains tax imposed on us on the undistributed amounts and receive a corresponding decrease in the basis of their stock.  Furthermore, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for that year, (2) 95% of our REIT capital gain net income for that year and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) the amounts on which certain taxes are imposed on us.  We have made and intend to make timely distributions sufficient to satisfy all annual distribution requirements.

From time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of those expenses in arriving at our taxable income.  Further, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale.  Additionally, we may incur cash expenditures that are not currently deductible for tax purposes.  As such, we may have less cash available for distribution than is necessary to meet our annual 90% distribution requirement or to avoid tax with respect to capital gain or the excise tax imposed on specified undistributed income.  To meet the 90% distribution requirement necessary to qualify as a REIT or to avoid tax with respect to capital gain or the excise tax imposed on specified undistributed income, we may find it appropriate to arrange for short-term (or possibly long-term) borrowings or to pay distributions in the form of taxable stock dividends.  We are required to arrange through Macerich Partnership any borrowings for the purpose of making distributions to stockholders.

Under circumstances relating to any IRS audit adjustments that increase income, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year.  Thus, we may be able to avoid being disqualified as a REIT or taxed on amounts distributed as deficiency dividends.  However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Record Keeping Requirements.  To elect taxation as a REIT under applicable Treasury regulations, we must maintain records and request information from our stockholders designed to disclose the actual ownership of our stock.  We have complied and intend to continue to comply with these requirements.

Affiliated REITs.  Macerich Partnership owns 100% of the outstanding common stock of Macerich PPR Corp., which in turn owns a 51% interest in Pacific Premier Retail Trust.  These affiliated REITs must also meet the REIT tests discussed above.  The failure of either of these affiliated REITs to qualify as a REIT could cause us to fail to qualify as a REIT, because we would then own (through Macerich Partnership) more than 10% of the securities of an issuer that was neither a REIT, a qualified REIT subsidiary nor a taxable REIT subsidiary.  We believe that the affiliated REITs have been organized and operated in a manner that will permit them to qualify as REITs.  The affiliated REITs, however, may be “personal holding companies” within the meaning of the Code, and may thereby be subject to the personal holding company tax.

Failure to Qualify as a REIT

If we fail to qualify for taxation as a REIT for U.S. federal income tax purposes in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.  Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, nor will we be required to make those distributions.  If we fail to so qualify and the relief provisions do not apply, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable at capital gain rates (through 2010), and, subject to specified limitations of the Code, corporate distributees may be eligible for the dividends received deduction.  Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.  It is not possible to state whether in all circumstances we would be entitled to statutory relief.

We can invoke specified cure provisions for any taxable year in the event we violate a provision of the Code that would otherwise result in our failure to qualify as a REIT for U.S. federal income tax purposes.  These cure provisions would limit the instances causing our disqualification as a REIT for violations due to reasonable cause, and would instead require the payment of a monetary penalty.

Tax Aspects of Our Investments in Partnerships

We hold direct or indirect interests in Macerich Partnership and the property partnerships (each individually a “Partnership” and, collectively, the “Partnerships”).  In general, partnerships are “pass-through” entities which are not subject to U.S. federal income tax.  Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership.  Further, the partners are potentially subject to tax thereon without regard to whether the partners receive a distribution from the partnership.  We will include our proportionate share of the items of income, gain, loss, deduction and credit of the Partnerships for purposes of the various REIT income tests.  See above “—Requirements for Qualification—Gross Income Tests.” Any resulting increase in our REIT taxable income will increase our distribution requirements (see above “—Requirements for Qualification—Annual Distribution Requirements”).

However, these increases will not be subject to U.S. federal income tax in our hands provided that the income is distributed by us to our stockholders.  Moreover, for purposes of the REIT asset tests (see above “—Requirements for Qualification—Asset Tests”), we will include our proportionate share of assets held by the Partnerships.

Tax Allocations with Respect to Contributed Properties.  Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution.  The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of the property at the time of contribution (a “Book-Tax Difference”).  These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.  Macerich Partnership was formed principally by way of contributions of appreciated property.  Consequently, the Partnership Agreement requires these allocations to be made in a manner consistent with Section 704(c) of the Code.

In general, the limited partners of Macerich Partnership who contributed properties to it will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Partnerships of the contributed assets.  This will tend to eliminate the Book-Tax Difference over the life of the Partnerships.  However, the special allocation rules of Section 704(c) of the Code do not always rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale.  Under the applicable Treasury regulations, special allocations of income and gain and depreciation deductions must be made on a property-by-property basis.  Depreciation deductions resulting from the carryover basis of a contributed property are used to eliminate the Book-Tax Difference by allocating these deductions to the non-contributing partners (i.e., the REIT and the other non-contributing partners) up to the amount of their share of book depreciation.  Any remaining tax depreciation for the contributed property would be allocated to the partners that contributed the property.  Macerich Partnership intends to elect the traditional method of rectifying the Book-Tax Difference under the applicable Treasury regulations, under which, if depreciation deductions are less than the non-contributing partners’ share of book depreciation, then the non-contributing partners lose the benefit of these deductions (“ceiling rule”).  When the property is sold, the resulting tax gain is used to the extent possible to eliminate the Book-Tax Difference (reduced by any previous book depreciation).  Because of the application of the ceiling rule it is anticipated that tax depreciation will be allocated substantially in accordance with the percentages of Macerich Partnership units held by us and the limited partners of Macerich Partnership, notwithstanding Section 704(c) of the Code.  Thus, the carryover basis of the contributed assets in the hands of the Partnerships will cause us to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of those contributed assets in excess of the economic or book depreciation allocated to them, and possibly the economic and book income or gain allocated to them as a result of the sale.  This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements.  See above “—Requirements for Qualification—Annual Distribution Requirements.”

Taxation of Stockholders

Taxation of Taxable U.S. Holders

U.S. Holder and Non-U.S. Holder.  For purposes of this summary, a “U.S. Holder” is a beneficial owner of our common stock that is:

•                  a citizen or resident of the United States;

•                  a corporation or entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any political subdivision of the United States;

•                  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•                  a trust if it (1) is subject to the primary supervision of a court within the United States, and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

A beneficial owner of our common stock that is an individual, a corporation or entity treated as a corporation for U.S. federal income tax purposes, an estate or trust and not a U.S. Holder is referred to herein as a “Non-U.S. Holder.”

If a partnership, or entity treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership.  Persons holding our common stock through a partnership or other entity treated as a partnership for U.S. federal income tax purposes should consult their own tax advisors.

Distributions.  As long as we qualify as a REIT for U.S. federal income tax purposes, distributions made to our taxable U.S. Holders on our common stock will be taxed as follows:

•                  Distributions out of current or accumulated earnings and profits (and not designated as capital gain dividends) generally constitute ordinary dividend income to U.S. Holders and will not be eligible for the dividends received deduction for corporations.

•                  Distributions in excess of current and accumulated earnings and profits are not taxable to a U.S. Holder to the extent that they do not exceed the adjusted basis of the U.S. Holder’s shares, but rather reduce the adjusted basis of those shares.  To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a U.S. Holder’s shares, they are to be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less).

•                  Distributions designated as capital gain dividends constitute long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. Holder has held its stock.  Corporate U.S. Holders may be required to treat up to 20% of some capital gain dividends as ordinary income.

•                  Distributions declared by us in October, November or December of any year payable to a U.S. Holder of record on a specified date in October, November or December will be treated as both paid by us and received by the U.S. Holder on December 31 of that year, provided that the distribution is actually paid by us during January of the following calendar year.

•                  U.S. Holders may not include in their individual income tax returns any of our net operating losses or capital losses.

•                  In determining the extent to which a distribution constitutes a dividend for U.S. federal income tax purposes, the Company’s earnings and profits generally will be allocated first to distributions with respect to our preferred stock prior to allocating any remaining earnings and profits to distributions on our common stock.  If we have net capital gains and designate some or all of our distributions as capital gain dividends to that extent, although the proper tax treatment of those amounts is not entirely clear, we intend to allocate the capital gain dividends among different classes of stock in proportion to the allocation of earnings and profits as described above.

Tax Rates.  The maximum tax rate applicable to non-corporate taxable U.S. Holders for long-term capital gains, including capital gain dividends, and for certain dividends, has generally been reduced to 15%.  Short-term capital gains recognized by non-corporate taxpayers are taxed at ordinary income rates (currently up to 35%).  Gains recognized by corporate taxpayers (other than tax-exempt taxpayers) are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains.  The deductibility of capital losses is subject to certain limitations.

In general, dividends paid by REITs are not eligible for the reduced 15% tax rate on corporate dividends, except to the extent the REIT’s dividends are attributable either to dividends received from taxable corporations (such as our taxable REIT subsidiaries), to income that was subject to tax at the corporate (REIT) level or to dividends properly designated by us as capital gain dividends.  The currently applicable provisions of the U.S. federal income tax laws relating to the 15% tax rate are currently scheduled to “sunset” or revert back to the provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income.

Sale, Exchange,  Repurchase or Other Disposition of the Common Stock.  Upon a sale, repurchase or other taxable disposition of our common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of property received on the sale or other disposition and such holder’s adjusted tax basis in the common stock.  Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period for the common stock is more than one year.  In general, any loss upon a sale or exchange of shares by a U.S. Holder, if such holder has held the shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from us required to be treated by such holder as long-term capital gain.  The deductibility of capital losses is subject to a number of limitations.

Backup Withholding and Information Reporting.  Information with respect to dividends paid on our common stock and proceeds from the sale or other disposition of our common stock may be required to be reported to U.S. Holders and to the IRS.  This obligation, however, does not apply with respect to payments to certain U.S. Holders, including corporations and tax-exempt organizations.

A U.S. Holder may be subject to backup withholding (currently at a rate of 28%) with respect to distributions paid on our common stock, or with respect to proceeds received from a sale or other disposition of our common stock.  Backup withholding will not apply, however, if the U.S. Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates such fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable backup withholding rules.  To establish status as an exempt person, a U.S. Holder will generally be required to provide certification on IRS Form W-9.

U.S. Holders should consult their personal tax advisor regarding their qualification for an exemption from backup withholding and the procedures of obtaining such an exemption, if applicable.  The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

Treatment of Tax-Exempt Holders.  Distributions on our common stock by us to a tax-exempt employee pension trust, or other domestic tax-exempt holder, generally will not constitute unrelated business taxable income (“UBTI”), unless the holder has borrowed to acquire or carry our common stock.  However, qualified trusts that hold more than 10% (by value) of some REITs may be required to treat a specified percentage of those REITs’ distributions as UBTI.  This requirement will apply only if (1) the REIT would not qualify as such for U.S. federal income tax purposes but for the application of a “look-through” exception to the “five or fewer” requirement applicable to shares held by qualified trusts and (2) the REIT is “predominantly held” by “qualified trusts” (as defined below).  A REIT is predominantly held if either (1) a single qualified trust holds more than 25% by value of the REIT interests; or (2) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests.  The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less specified associated expenses) of the REIT.  A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year.  For those purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code.  Because the provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “five or fewer” requirement without relying upon the “look-through” exception, the restrictions on ownership of our stock in our Charter generally should prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing our stock, absent approval by our Board of Directors.

Taxation of Non-U.S. Holders.  This section provides a brief summary of the complex rules governing U.S. federal income taxation of Non-U.S. Holders.  Prospective Non-U.S. Holders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in our common stock, including any reporting requirements.

Distributions.  Distributions that are not attributable to gain from sales or exchanges by us of U.S. real property interests and that may not be designated by us as capital gains dividends generally will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits.  These distributions will ordinarily be subject to a withholding tax of 30% of the gross amount of the distribution, unless an applicable tax treaty reduces or eliminates that tax.  However, if income from the investment in our common stock is treated as effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (through a U.S. permanent establishment, if a Non-U.S. Holder is entitled to the benefits of an applicable tax treaty and such tax treaty so requires as a condition for taxation), the Non-U.S. Holder generally will be subject to a tax at graduated rates, in the same manner that U.S. Holders are taxed with respect to distributions of this kind (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a foreign corporation).  We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions of this kind made to a Non-U.S. Holder, unless the Non-U.S. Holder files (1) an accurate and complete IRS Form W-8BEN with us certifying that a lower treaty rate applies, or (2) an accurate and complete IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Holder to the extent that these distributions do not exceed the adjusted basis of a Non-U.S. Holder’s shares, but rather will reduce the adjusted basis of those shares.  To the extent that distributions in excess of current accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Holder’s shares, these distributions will give rise to tax liability if the Non-U.S. Holder would otherwise be subject to tax on any gain from the sale or disposition of his or her shares in us, as described below.  If it cannot be determined, at the time a distribution is made, whether or not that distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends.  However, amounts thus withheld are refundable by the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits and the proper forms are filed with the IRS by the Non-U.S. Holder on a timely basis.

Distributions to a Non-U.S. Holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless: (1) the investment in our common stock is effectively connected with the

Non-U.S. Holder’s U.S. trade or business (through a U.S. permanent establishment, if a Non-U.S. Holder is entitled to the benefits of an applicable tax treaty and such tax treaty so requires as a condition for taxation), in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or (2) the Non-U.S. Holder is a nonresident alien individual who is present in the United States for more than 182 days during the taxable year and certain other requirements are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains, reduced by certain capital losses.

For any year in which we qualify as a REIT for U.S. federal income tax purposes, distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a Non-U.S. Holder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”).  Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Holder as if the gain were effectively connected with a U.S. business.  Non-U.S. Holders would thus be taxed at the normal capital gain rates applicable to U.S. Holders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).  Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption.  We are required by applicable Treasury regulations to withhold 35% of any distribution that could be designated by us as a capital gains dividend.  This amount is creditable against the Non-U.S. Holder’s FIRPTA tax liability.

Notwithstanding the foregoing, distributions that are attributable to gain from sales or exchanges of U.S. real property interests (including capital gain distributions) with respect to any class of stock of a REIT that is regularly traded on an established securities market located in the United States will not be treated as gain recognized from the sale or exchange of a U.S. real property interest if the Non-U.S. Holder does not own more than 5% of such class of stock at any time during the 1-year period ending on the date of distribution.  Instead, any such distribution will be treated as an ordinary dividend for U.S. federal income tax purposes.

Sale, Exchange, Repurchase or Other Disposition of the Common Stock.  Gain recognized by a Non-U.S. Holder upon a sale, repurchase or other disposition of our common stock generally will not be taxable to a Non-U.S. Holder in the United States unless (1) investment in our common stock is effectively connected with the Non-U.S. Holder’s U.S. trade or business (through a U.S. permanent establishment, if a Non-U.S. Holder is entitled to the benefits of an applicable tax treaty and such tax treaty so requires as a condition for taxation), in which case the Non-U.S. Holder generally will be subject to the same treatment as U.S. Holders with respect to the gain and if such Non-U.S. Holder is a corporation, may also be subject to the branch profits tax described above; (2) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for more than 182 days during the taxable year and other requirements are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains, reduced by certain capital losses; or (3) we are not a “domestically controlled REIT” (defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons), in which case gain recognized by a Non-U.S. Holder will be taxable under FIRPTA.

We currently anticipate that we constitute a domestically controlled REIT, although, because our common stock is publicly traded, there can be no assurance that we have or will retain that status.  If we are not a domestically controlled REIT, gain recognized by a Non-U.S. Holder with respect to any class of our stock that is regularly traded on an established securities market will nevertheless be exempt under FIRPTA if that Non-U.S.  Holder at no time during the five-year period ending on the date of disposition owned more than 5% of such class of stock.  If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as U.S Holders with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).  In that case, withholding tax at a rate of 10% of the amount payable could apply and any withholding tax withheld pursuant to the rules applicable to dispositions of a U.S. real property interest would be creditable against such Non-U.S. Holder’s U.S. federal income tax liability.

Non-U.S. Holders are urged to consult their own tax advisors as to whether they will be subject to tax under FIRPTA upon a disposition of their common stock.

Backup Withholding and Information Reporting.  Information may be required to be reported to Non-U.S.  Holders and to the IRS concerning the amount of any dividends paid on our common stock.  Under current U.S. federal income tax law, backup withholding tax (at the rate of 28%) will not apply to dividend payments on our common stock if the required certifications of exempt status are received, provided in each case that the payor, including a bank or its paying agent, as the case may be, does not have actual knowledge or reason to know that the payee is a nonexempt person.

Under the Treasury regulations, payments on the sale, exchange or other disposition of our common stock effected through a foreign office of a broker to its customer generally are not subject to information reporting or backup withholding.  However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, a foreign partnership that has significant U.S. ownership or at any time during its taxable year is engaged in a U.S. trade or business, or a U.S. branch of a foreign bank or insurance company, then information reporting will be required, unless the broker has in its records documentary evidence that the beneficial owner of the payment is not a U.S. person or is otherwise entitled to an exemption, and the broker has no actual knowledge that the beneficial owner is not entitled to an exemption.  Backup withholding may apply if the sale is subject to information reporting and the broker has actual knowledge that the beneficial owner is a U.S. person.

The information reporting and backup withholding rules will apply to payments effected at a U.S. office of any U.S. or foreign broker, unless the broker has in its records documentary evidence that the beneficial owner of the payment is not a U.S. person or is otherwise entitled to an exemption, and the broker has no actual knowledge that the beneficial owner is not entitled to an exemption.

Non-U.S. Holders should consult their own tax advisors regarding the application of withholding, information reporting and backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from withholding, information reporting and backup withholding under the current Treasury regulations.  Backup withholding does not represent an additional income tax.  Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information or returns are timely furnished by such holder to the IRS.

Other Tax Considerations

Taxable REIT Subsidiaries.  A portion of the cash to be used by Macerich Partnership to fund distributions to partners, including us, may come from the taxable REIT subsidiaries through distributions on the stock or limited liability company interests that will be held by Macerich Partnership.  The taxable REIT subsidiaries will receive income from Macerich Partnership, the property partnerships and unrelated third parties.  Because we, Macerich Partnership and the taxable REIT subsidiaries are related through stock or other ownership, income of the taxable REIT subsidiaries from services performed for us and Macerich Partnership may be subject to rules under which additional income may be allocated to the taxable REIT subsidiaries.  The taxable REIT subsidiaries will pay federal and state income tax at the full applicable corporate rates on their income prior to payment of any distributions.  The taxable REIT subsidiaries will attempt to minimize the amount of these taxes, but there can be no assurance whether, or the extent to which, measures taken to minimize taxes will be successful.  To the extent that the taxable REIT subsidiaries are required to pay federal, state or local taxes, the cash available for distribution by us to stockholders or available to service our indebtedness will be reduced accordingly.

Possible Legislative or Other Actions Affecting Tax Consequences.  You should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made.  The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes.  Revisions in federal tax laws and interpretations thereof could affect the tax consequences of an investment in us.

State and Local Taxes.  We and our stockholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business or reside.  The state and local tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above.  Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in any securities being offered by this prospectus or a prospectus supplement to this prospectus.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

We and any selling securityholders may sell the securities under this prospectus in one or more of the following ways (or in any combination) from time to time:

•                  to or through one or more underwriters or dealers;

•                  in short or long transactions;

•                  directly to investors; or

•                  through agents.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•                  in privately negotiated transactions;

•                  in one or more transactions at a fixed price or prices, which may be changed from time to time;

•                  in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•                  at prices related to those prevailing market prices; or

•                  at negotiated prices.

As applicable, we, any selling securityholders, and our respective underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement the terms and offering of securities by us, including:

•                  the names of any underwriters, dealers or agents;

•                  any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•                  any discounts or concessions allowed or reallowed or paid to dealers;

•                  details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•                  the purchase price of the securities being offered and the proceeds we will receive from the sale;

•                  the public offering price; and

•                  the securities exchanges on which such securities may be listed, if any.

We and any selling securityholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or any selling securityholders, as the case may be, or borrowed from us or any selling securityholders, as the case may be, or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any selling securityholders, as the case may be, in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment).  We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Agents and Dealers. If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We and any selling securityholders may sell the securities through agents from time to time. When we sell securities through agents, the prospectus supplement will name any agent involved in the offer or sale of securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

 We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any securities offered by us will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Stabilization Activities. In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable  rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable  rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales. We and any selling securityholders may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We and any selling securityholders may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Trading Market and Listing of Securities. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange. The securities other than common stock may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS

Certain legal matters will be passed upon for us by O’Melveny & Myers LLP, Newport Beach, California, and by Venable LLP, Baltimore, Maryland, with respect to matters of Maryland law.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedules, incorporated in this Prospectus by reference from the Company’s Amendment No. 1 to the Annual Report on Form 10-K/A, and the effectiveness of The Macerich Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and consolidated financial statement schedules and include an explanatory paragraph referring to the restatement described in Note 25 and (2) express an adverse opinion on the effectiveness of internal control over financial reporting because of a material weakness).  Such consolidated financial statements and consolidated financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Pacific Premier Retail Trust as of and for the year ended December 31, 2007 and the related consolidated financial statement schedules, incorporated in this Prospectus by reference from Amendment No. 1 to The Macerich Company’s Annual Report on Form 10-K/A have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such consolidated financial statements and consolidated financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of SDG Macerich Properties, L.P., as of December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, as stated in their report appearing in Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2007, also incorporated by reference herein upon the authority of said firm as experts in auditing and accounting.